Exhibit 10.2

EXECUTION

AMENDMENT AND RESTATEMENT AGREEMENT

DATED 22 MARCH, 2023

between

CASH CONNECT MANAGEMENT SOLUTIONS PROPRIETARY LIMITED
(as Borrower)

and

FIRSTRAND BANK LIMITED
(ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)
(as Mandated Lead Arranger)

and

FIRSTRAND BANK LIMITED
(ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)
(as Facility Agent)

relating to a Facilities Agreement, originally dated 24 January, 2022

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THIS AGREEMENT is made between:

(1) CASH CONNECT MANAGEMENT SOLUTIONS PROPRIETARY LIMITED, registration number 2006/010530/07, a company incorporated under the laws of South Africa, as borrower (the Borrower);

(2) THE PARTIES listed in Part I of Schedule 1 (The Original Parties) as original guarantors (the Original Guarantors);

(3) LUXANIO 227 PROPRIETARY LIMITED, registration number 2018/605739/07, a company incorporated under the laws of South Africa and OVOBIX (RF) PROPRIETARY LIMITED, registration number 2013/068120/07, a company incorporated under the laws of South Africa, as minority shareholders of the Borrower (the Minority Shareholders);

(4) FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION) as mandated lead arranger (the Arranger);

(5) THE FINANCIAL INSTITUTION listed in Part II of Schedule 1 (The Original Parties) as term lender (the Original Term Lender);

(6) FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION) as lender under the general banking facilities (the GBF Lender); and

(7) FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION) as facility agent of the other Finance Parties (the Facility Agent).

BACKGROUND:

(A) This Agreement is supplemental to, amends and restates (but does not novate) the Original Facilities Agreement (as defined below).

(B) The Parties have consented to the amendments to the Original Facilities Agreement contemplated by this Agreement.

IT IS AGREED as follows:

1. INTERPRETATION

1.1 Definitions

In this Agreement:

1.1.1 Amended and Restated Facilities Agreement means the Original Facilities Agreement, as amended and restated pursuant to this Agreement.

1.1.2 Amendment Document means:

(a) this Agreement;

(b) the Amended and Restated Facilities Agreement; or

(c) the Security Amendment Letter.

1.1.3 Effective Date means the date on which the Facility Agent issues the notice referred to in Clause 2.1 (Effective Date).

1.1.4 Original Facilities Agreement means the facilities agreement dated 24 January, 2022 between the Parties.

1.1.5 Security Amendment Letter means the amendment letter dated on or about the date of this Agreement between the Parties.

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Unless expressly otherwise defined in this Agreement, terms and expressions defined in the Amended and Restated Facilities Agreement have the same meaning in this Agreement.

1.2 Construction

The provisions of clause 1 (Definitions and Interpretation) and clause 32 (Notices) to 41 (No Implied Terms) of the Amended and Restated Facilities Agreement apply to this Agreement as though they were set out in full in this Agreement, except that references to the Amended and Restated Facilities Agreement are to be construed as references to this Agreement.

2. EFFECTIVE DATE

2.1 The Original Facilities Agreement will not be amended by this Agreement unless the Facility Agent notifies the Borrower that the Borrower has delivered to the Facility Agent all the documents set out in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent. The Facility Agent must give this notification as soon as reasonably practicable.  The requirements set out in this Clause 2.1 are for the benefit solely of the Finance Parties.  The Facility Agent may waive or defer delivery of any or all of the documents set out in Schedule 2 (Conditions Precedent) , subject to such other conditions (if any) as it may determine.

2.2 If the Facility Agent does not give the notice contemplated in Clause 2.1 above to the Borrower on or before 23h59 on 31 March, 2023, this agreement shall cease to be of any force and effect and the Original Facilities Agreement shall not be amended as provided in this Agreement.

3. AMENDMENTS

3.1 Amendment and restatement of Facilities Agreement

Subject to the terms of this Agreement, on and with effect from the Effective Date, the Original Facilities Agreement will be amended so that it reads as if it were restated in the form set out in Schedule 3 (Amended and Restated Facilities Agreement).

3.2 Finance Documents

On and with effect from the Effective Date, any reference in a Finance Document to the "Facility Agreement" or the "CCMS Facility Agreement" shall be a reference to that agreement as amended and restated pursuant to this Agreement.

4. REPRESENTATIONS AND WARRANTIES

4.1 Each Obligor confirms to the Finance Parties that, on the date of this Agreement and the Effective Date, the representations contained in clause 20 (Representations and Warranties) of the Original Facilities Agreement (the Representations):

4.1.1 are true; and

4.1.2 would also be true if references to the Original Facilities Agreement were construed as references to the Original Facilities Agreement as amended by this Agreement.

4.2 In each case, each Representation is made by reference to the circumstances existing at the date of this Agreement.

5. MISCELLANEOUS

5.1 This Agreement is a Finance Document.

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5.2 The Original Facilities Agreement and this Agreement will, from the Effective Date, be read and construed as one document.

5.3 Except as otherwise provided in this Agreement and for amendments, amendments and restatement or replacements of Finance Documents required pursuant to Clause 2 (Effective Date), the Finance Documents remain in full force and effect without any amendment whatsoever.

5.4 Except to the extent expressly waived in this Agreement, no waiver is given by this Agreement and the Facility Agent expressly reserves all its rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

6. GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by South African law.

7. COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

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SCHEDULE 1

THE ORIGINAL PARTIES

Part I

The Guarantors

	Name of Guarantor	Jurisdiction of Incorporation	Registration number (or equivalent, if any)
1.	Cash Connect Rentals Proprietary Limited	South Africa	2009/007139/07
2.	Deposit Manager Proprietary Limited	South Africa	2010 /016889/07
3.	Cash Connect Capital Proprietary Limited	South Africa	2017/029430/07
4.	Main Street 1723 Proprietary Limited	South Africa	2019/300711/07
5.	K2021477132 (South Africa) Proprietary Limited	South Africa	2021/477132/07
6.	K2020 Connect Proprietary Limited	South Africa	2020/263969/07

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Part II

The Original Term Lenders

Original Term Lender
1.	FirstRand Bank Limited (acting through its Rand Merchant Bank division)

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SCHEDULE 2

CONDITIONS PRECEDENT

1. OBLIGORS AND SECURITY PROVIDERS

1.1 A copy of the constitutional documents of the Obligors and each other Security Provider (or confirmation by each Obligor and Security Provider that the constitutional documents delivered to the Facility Agent previously remain in full force and effect, without amendment).

1.2 A copy of a resolution of the board of directors of the Obligors and each other Security Provider:

1.2.1 approving the terms of, and the transactions contemplated by, the Amendment Documents to which it is a party and resolving that it execute, deliver and perform the Amendment Documents to which it is a party;

1.2.2 authorising it, for all purposes required under sections 45 and 46 of the Companies Act, 2008, to provide the "financial assistance" and to make any "distribution" that may arise as a result of its entry into the Amendment Documents to which it is a party;

1.2.3 authorising a specified person or persons to execute the Amendment Documents to which it is a party on its behalf; and

1.2.4 authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Amendment Documents to which it is a party.

1.3 A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above in relation to the Amendment Documents and related documents.

1.4 A copy of a special resolution duly passed by the holders of the issued shares of each Obligor and each other Security Provider authorising it, for all purposes required under section 45 of the Companies Act, 2008, to provide the "financial assistance" that may arise as a result of its entry into the Amendment Documents and the other Finance Documents to which it is a party.

1.5 To the extent required by any other applicable law, and with reference to the constitutional documents of each Obligor and each other Security Provider, a copy of a resolution duly passed by the holders of the issued shares of each Obligor or that Security Provider (as applicable), approving the terms of, and the transactions contemplated by, the Amendments Documents and other Finance Documents to which that Security Provider is a party.

1.6 A certificate of each Obligor and each other Security Provider (signed by a director):

1.6.1 confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on that Obligor or any other Security Provider to be exceeded;

1.6.2 certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the Effective Date.

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2. AMENDMENT DOCUMENTS

A copy of each Amendment Document, duly executed by the persons party thereto.

3. LEGAL OPINIONS

The following legal opinions, each addressed to the Facility Agent (for an on behalf of the Finance Parties):

3.1 a legal opinion of Webber Wentzel, legal advisers to the Facility Agent and the Arranger as to South African law substantially in the form distributed to the Lenders prior to signing this Agreement in respect of the legality, validity and enforceability of the Amendment Documents.

3.2 a legal opinion of Cliffe Dekker Hofmeyr, legal advisers to the Borrower as to South African law substantially in the form distributed to the Lenders prior to signing this Agreement in respect of the capacity, powers and authority of the Obligors and Security Providers to enter into and perform their obligations under the Amendment Documents.

4. KNOW YOUR CUSTOMER REQUIREMENTS

Such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any other Finance Party) to carry out and be satisfied that it has complied with all necessary know your customer or similar identification procedures under applicable laws and regulations (including the Financial Intelligence Centre Act, 2001) pursuant to the transactions contemplated in the Finance Documents.

5. OTHER DOCUMENTS AND EVIDENCE

5.1 Evidence that the fees, costs and expenses then due from the Borrower pursuant to clause 13 (Fees), clause 14.5 (Stamp taxes) and clause 18 (Costs and expenses) have been paid or will be paid by the Effective Date.

5.2 A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

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SCHEDULE 3

AMENDED AND RESTATED FACILITIES AGREEMENT

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EXECUTION

FACILITIES AGREEMENT

ORIGINALLY DATED 24 JANUARY, 2022
AS AMENDED AND RESTATED ON 22 MARCH, 2023

between

CASH CONNECT MANAGEMENT SOLUTIONS PROPRIETARY LIMITED
(as Borrower)

arranged by

FIRSTRAND BANK LIMITED
(ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)
(as Mandated Lead Arranger)

and

FIRSTRAND BANK LIMITED
(ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)

(as Facility Agent)

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THIS AGREEMENT is made between:

(1) CASH CONNECT MANAGEMENT SOLUTIONS PROPRIETARY LIMITED, registration number 2006/010530/07, a company incorporated under the laws of South Africa, as borrower (the Borrower);

(2) THE PARTIES listed in Part I of Schedule 1 (The Original Parties) as original guarantors (the Original Guarantors);

(3) FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION) as mandated lead arranger (the Arranger);

(4) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as term lenders (the Original Term Lenders);

(5) FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION) as lender under the general banking facilities (the GBF Lender);

(6) FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION) as facility agent of the other Finance Parties (the Facility Agent).

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Agreement:

1.1.1 Absa Release Letter means the release letter dated on or about the date of this Agreement given by Absa Bank Limited.

1.1.2 Acceptable Bank means:

(a) any of Absa Bank Limited, Capitec Bank Limited, FirstRand Bank Limited, Investec Bank Limited, Nedbank Limited and The Standard Bank of South Africa Limited;

(b) Bank Windhoek Limited and First National Bank of Namibia Limited and Standard Bank Namibia Limited;

(c) First National Bank of Botswana Limited, Bank Gaborone Limited and Absa Bank Botswana Limited;

(d) a bank or financial institution which has an international rating for its long-term unsecured and non-credit enhanced debt obligations of A+ or higher by Standard & Poor's Ratings Services or A1 or higher by Moody's Investor Services Limited, or a comparable rating from an internationally recognised credit rating agency; or

(a) any other bank or financial institution approved by the Facility Agent.

1.1.3 Accession Letter means, in respect of an Additional Guarantor, a document substantially in the form set out in Part I of Schedule 6 (Form of Accession Letter).

1.1.4 Accounting Reference Date means:

(a) from the Closing Date until 28 February, 2022, the last day of February each year;

(b) from 1 March, 2022, 30 June each year (or such other date each year agreed by the Facility Agent).

1.1.5 Acquisition means the purchase by Lesaka of the shares and claims in the Target Companies from the "Sellers" as defined in the SPA.

1.1.6 Acquisition Date means the date on which the Acquisition is implemented.

1.1.7 Acquisition Documents means:

(a) the SPA;

(b) the agreement entitled "Cancellation Agreement" concluded on 31 October 2021 between Luxanio and the Borrower;

(c) the agreement entitled "Redemption Agreement" concluded on 31 October 2021 between the Borrower and Richard Phillips;

(d) the agreement entitled "Share Sale Agreement" concluded on 31 October 2021 between Pierre Johann Liebenberg and the Borrower; and

(e) the agreement entitled "Share Sale Agreement" concluded on 31 October 2021 between Alan Serrurier and the Borrower;

(f) any other document designated as an "Acquisition Document" by written agreement between the Borrower and the Facility Agent.

1.1.8 Additional Guarantor means a company which becomes an Additional Guarantor in accordance with Clause 26.2 (Additional Guarantors).

1.1.9 Additional Obligor means an Additional Guarantor.

1.1.10 Affiliate, in relation to any person, means a Subsidiary of that person or a Holding Company of that person, or any other Subsidiary of that Holding Company.

1.1.11 Annual Financial Statements has the meaning given to that term in Clause 21 (Information Undertakings).

1.1.12 Auditors means PwC, EY, KPMG, Deloitte and BDO or any other firm approved in advance by the Lenders (such approval not to be unreasonably withheld or delayed).

1.1.13 Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

1.1.14 Availability Period means, in relation to a Term Facility:

(a) the period from and including the Closing Date to and including 6 May, 2022; and

(b) the period from and including First Amendment and Restatement Date to and including the date occurring 30 days from the First Amendment and Restatement Date.

1.1.15 Available Commitment means, in relation to a Term Facility, a Lender's Commitment under that Facility minus:

(a) the amount of its participation in any outstanding Loans under that Facility; and

(b) in relation to any proposed Utilisation, the amount of its participation in any other Loans that are due to be made under that Facility on or before the proposed Utilisation Date.

1.1.16 Available Facility means, in relation to a Term Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

1.1.17 Base Case Model means the financial model in a form agreed between the Borrower and the Finance Parties prior to the Closing Date.

1.1.18 Base Rate means for an Interest Period of the Loan or Unpaid Sum, JIBAR, or for an Interest Period of the Loan or Unpaid Sum which is less than or greater than a full period of three months (a Broken JIBAR Period), the rate determined in accordance with the following formula:

where:

R = the Base Rate;

R1 = JIBAR for the period closest to but less than the Broken JIBAR Period plus, if this would result in R1 being equal to the JIBAR Overnight Deposit Rate, 0.10 per cent.;

R2 = JIBAR for the period closest to but greater than the Broken JIBAR Period;

T = the number of days in the Broken JIBAR Period;

T1 = the number of days in the period for which R1 is quoted on the first day of the Broken JIBAR Period;

T2 = the number of days in the period for which R2 is quoted on the first day of the Broken JIBAR Period.

1.1.19 BEE Party means a juristic person, trust or entity in respect of which historically disadvantaged persons beneficially hold and control at least the minimum percentage ownership interests therein and/or derive therefrom the minimum economic benefits as may be stipulated from time to time pursuant to the applicable industry sector charter, as read with any applicable black economic empowerment codes of conduct and which, in any case, is not a member of the Group.

1.1.20 Borrower means the Borrower.

1.1.21 Borrowings has the meaning given to that term in Clause 22.1 (Financial Definitions).

1.1.22 Break Costs means the amount (if any) by which:

(a) the interest excluding the Margin which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Johannesburg interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

1.1.23 Break Gains means the amount (if any) by which the amount referred to in Clause 1.1.22(b) exceeds the amount referred to in Clause 1.1.22(a).

1.1.24 Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Johannesburg.

1.1.25 Capital Expenditure has the meaning given to that term in Clause 22.1 (Financial Definitions).

1.1.26 Cash means, at any time, cash denominated in ZAR in hand or at bank and (in the latter case) credited to an account in the name of an Obligor with an Acceptable Bank and to which an Obligor is alone beneficially entitled and for so long as:

(a) that cash is repayable on demand or within 30 days after the relevant date of calculation;

(b) repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

(c) there is no Security over that cash except for Transaction Security or any Permitted Security constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of its banking arrangements; and

(d) the cash is freely and (except as mentioned in paragraph (a) above) immediately available to be applied in repayment or prepayment of the Facilities.

1.1.27 Cash Connect Capital means Cash Connect Capital Proprietary Limited (registration number 2017/029430/07), a company registered under the laws of South Africa.

1.1.28 Cash Connect Capital Facility Agreement means the facility agreement dated on or about 29 November, 2022 between, among others, Cash Connect Capital and FirstRand Bank Limited (acting through its Rand Merchant Bank division).

1.1.29 Cash Equivalent Investments means at any time:

(a) certificates of deposit maturing within 90 days after the relevant date of calculation and issued by an Acceptable Bank;

(b) commercial paper not convertible or exchangeable to any other security:

(i) for which a recognised trading market exists;

(ii) which matures within 90 days after the relevant date of calculation; and

(iii) which has a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(c) any investment in:

(i) a money market collective investment scheme of Absa Bank Limited, FirstRand Bank Limited, Investec Bank Limited, Nedbank Limited or The Standard Bank of South Africa Limited or money market funds which have a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investors Service Limited; and

(ii) invest substantially all their assets in securities of the types described in paragraphs (a) to (b) above,

to the extent that investment can be turned into cash on not more than 30 days' notice; or

(d) any other debt security approved by the Lenders,

in each case, denominated in ZAR and to which any Obligor is alone beneficially entitled at that time and which is not subject to any Security (other than Security arising under the Transaction Security Documents).

1.1.30 Cashflow has the meaning given to that term in Clause 22.1 (Financial Definitions).

1.1.31 Change of Control means, in respect of the Borrower, Lesaka ceases to directly or indirectly have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(a) cast, or control the casting of:

(i) before any Permitted BEE Transaction, 100 per cent. of the votes that might be cast at a general meeting of the Borrower;

(ii) after any Permitted BEE Transaction, 75.00 per cent. of the votes that might be cast at a general meeting of the Borrower;

(b) appoint or remove all, or the majority, of the directors or other equivalent officers of the Borrower; or

(c) give directions with respect to the operating and financial policies of the Borrower with which the directors or other equivalent officers of the Borrower are obliged to comply.

1.1.32 Closing Date means the date on which the Facility Agent issues the notice contemplated by Clause 4.1 (Initial conditions precedent).

1.1.33 Code means the US Internal Revenue Code of 1986.

1.1.34 Commitment means:

(a) a Facility A Commitment;

(b) a Facility B Commitment;

(c) a GBF Commitment.

1.1.35 Compliance Certificate means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

1.1.36 Confidential Information means all information relating to the Group, any other Obligor, the Acquisition Documents, the Acquisition, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a) any member of the Group, or any of its advisers; or

(b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i) information that:

(A) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 37 (Confidential Information); or

(B) is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

1.1.37 Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA, or in any other form agreed between the Borrower and the Facility Agent.

1.1.38 Default means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

1.1.39 Deposit Manager means Deposit Manager Proprietary Limited (registration number 2010/016889/07), a company registered under the laws of South Africa.

1.1.40 Disclosure Schedule means the disclosure schedule set out in Schedule 11 (Disclosure Schedule).

1.1.41 Disposal has the meaning given to that term in Clause 8.3 (Disposal and Insurance Proceeds).

1.1.42 Disruption Event means:

(a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i) from performing its payment obligations under the Finance Documents; or

(ii) from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

1.1.43 EBITDA has the meaning given to that term in Clause 22.1 (Financial Definitions).

1.1.44 Eligible Institution means any Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower.

1.1.45 Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a) air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b) water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c) land (including, without limitation, land under water).

1.1.46 Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

1.1.47 Environmental Law means any applicable law or regulation which relates to:

(a) the pollution or protection of the Environment;

(b) the conditions of the workplace; or

(c) the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

1.1.48 Environmental Permits means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

1.1.49 Equity Cure Proceeds has the meaning given to that term in Clause 22.4.1(b)(i) (Equity Cure).

1.1.50 Event of Default means any event or circumstance specified as such in Clause 24 (Events of Default).

1.1.51 Excess Cashflow, on an Excess Cashflow Measurement Date, means the Cash and Cash Equivalents Investments balances of the Group:

(a) minus all proceeds received in cash by any member of the Group in respect of the disposal of an asset or a claim under a contract of insurance which, under the authority of a resolution of the directors of the relevant member of the Group, adopted and passed within 90 days of receipt of those proceeds, are to be applied within 180 days of receipt to replace an asset or insurance or disposal proceeds offered and not applied in prepayment of the Facility Outstandings;

(b) minus all Capital Expenditure projected to fall due for payment by members of the Group during the next six months, if the projected Capital Expenditure:

(i) has been approved by the board of the relevant member of the Group;

(ii) is disclosed to the Facility Agent in a schedule of projected Capital Expenditure for the next six months delivered to it with the Compliance Certificate;

(c) minus ZAR25,000,000.

1.1.52 Excess Cashflow Measurement Date means the last day of the Financial Year and the last day of each Financial Half-Year.

1.1.53 Existing Absa Financial Indebtedness means the existing Financial Indebtedness owing to Absa Bank Limited disclosed in the Disclosure Schedule and of which:

(a) "Facility A", "Facility B", "Facility C", the "Overdraft Facility" and the "Asset Finance Facility" shall be refinanced in full on the first Utilisation Date; and

(b) the remainder shall be refinanced in full within 60 days of the Closing Date or such later date as may be agreed by the Facility Agent acting reasonably.

1.1.54 Existing Financial Indebtedness means the existing Financial Indebtedness disclosed in the Disclosure Schedule.

1.1.55 Facility means a Term Facility or the GBF Facility.

1.1.56 Facility A means the term loan facility made available under this Agreement as described in Clause 2 (The Facilities).

1.1.57 Facility A Commitment means:

(a) in relation to an Original Term Lender, the amount set opposite its name under the heading "Facility A Commitment" in Part II of Schedule 1 (The Original ) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

(b) in relation to any other Lender, the amount of any Facility A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

1.1.58 Facility A Loan means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

1.1.59 Facility B means the term loan facility made available under this Agreement as described in Clause 2 (The Facilities).

1.1.60 Facility B Commitment means:

(a) in relation to an Original Term Lender, the amount set opposite its name under the heading "Facility B Commitment" in Part II of Schedule 1 (The Original ) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

(b) in relation to any other Lender, the amount of any Facility B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

1.1.61 Facility B Loan means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

1.1.62 FATCA means:

(a) sections 1471 to 1474 of the Code or any associated regulations;

(b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

1.1.63 FATCA Application Date means:

(a) in relation to a withholdable payment described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b) in relation to a passthru payment described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

1.1.64 FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

1.1.65 FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

1.1.66 Fee Letter means:

(a) any letter or letters dated on or about the date of this Agreement between the Arranger and a Borrower (or the Facility Agent and a Borrower) setting out any of the fees referred to in Clause 13 (Fees); and

(b) any agreement setting out fees payable to a Finance Party under any other Finance Document.

1.1.67 Final Maturity Date means, in relation to Facility A and Facility B, 31 December, 2027.

1.1.68 Finance Document means:

(a) this Agreement;

(b) Cash Connect Capital Facility Agreement;

(c) each Transaction Security Document;

(d) the Funds Flow and Release Agreement;

(e) each GBF Document;

(f) any Accession Letter;

(g) any Compliance Certificate;

(h) any Fee Letter;

(i) any Resignation Letter;

(j) any Utilisation Request; or

(k) any other document designated as a "Finance Document" by the Facility Agent and a Borrower.

1.1.69 Finance Lease has the meaning given to that term in Clause 22.1 (Financial Definitions).

1.1.70 Finance Party means:

(a) the Facility Agent;

(b) the Arranger; or

(c) a Lender.

1.1.71 Financial Indebtedness means, without double counting, any indebtedness for or in respect of:

(a) moneys borrowed, credit provided and debit balances at banks or other financial institutions;

(b) any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c) any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d) the amount of any liability in respect of Finance Leases;

(e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under IFRS or IFRS for SMEs (as applicable));

(f) any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g) without double counting, any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h) any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) or are otherwise classified as borrowings under IFRS or IFRS for SMEs (as applicable);

(i) any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply;

(j) any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under IFRS or IFRS for SMEs (as applicable); and

(k) without double counting, the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

1.1.72 Financial Half-Year has the meaning given to that term in Clause 22.1 (Financial Definitions).

1.1.73 Financial Year has the meaning given to that term in Clause 22.1 (Financial Definitions).

1.1.74 First Amendment and Restatement Agreement means the amendment and restatement agreement, dated on or about 22 March, 2023, between the Parties to this Agreement amending and restating this Agreement.

1.1.75 First Amendment and Restatement Date means the "Effective Date" under (and as defined in) the First Amendment and Restatement Agreement.

1.1.76 GBF Agreement means:

(a) the Original GBF Agreement; or

(b) any other facility agreement or facility letter entered into by a Borrower and the GBF Lender to regulate the terms on which a GBF Facility is to be provided.

1.1.77 GBF Commitment means ZAR170,000,000 and from the First Amendment and Restatement Date ZAR345,000,000, or such other amount agreed between the Borrower and the GBF Lender, to the extent not cancelled or reduced under an applicable GBF Agreement.

1.1.78 GBF Document means:

(a) a GBF Agreement; or

(b) a document (including a document in electronic format only) entered into from time to time between the GBF Lender and a Borrower, which evidences a facility, financial instrument or a financial service provided as part of the GBF Facility.

1.1.79 GBF Facility means:

(a) the Original GBF Facility; or

(b) any other direct and indirect general banking facility provided by the GBF Lender to a Borrower under the GBF Agreement.

1.1.80 Group means the Borrower and K2021 and each of their Subsidiaries for the time being.

1.1.81 Guarantor means:

(a) each Original Guarantor; or

(b) any other Additional Guarantor.

1.1.82 Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary.

1.1.83 IFRS means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

1.1.84 Intellectual Property means:

(a) any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b) the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist).

1.1.85 Interest Payment Date means each of 31 March, 30 June, 30 September and 31 December, and the Final Maturity Date.

1.1.86 Interest Period means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default interest).

1.1.87 Internally Generated Cash means funds generated from the operating activities of the Group in the ordinary course of business but excluding, for the avoidance of doubt, any Equity Cure Proceeds and any proceeds of any Financial Indebtedness raised from any Refinancing.

1.1.88 JIBAR means, for an Interest Period of a Loan or Unpaid Sum:

(a) the applicable Screen Rate; or

(b) (if no Screen Rate is available for the Interest Period of the Loan or Unpaid Sum) the arithmetic mean of the rates (rounded upwards to four decimal places), as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the Johannesburg interbank market, as of 11h00 on the Quotation Day for the offering of deposits in Rand for a period comparable to that Interest Period.

1.1.89 JIBAR Overnight Deposit Rate means:

(a) the applicable Screen Rate; or

(b) (if no Screen Rate is available) the arithmetic mean of the rates (rounded upwards to four decimal places), as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the Johannesburg interbank market, as of 11h00 on the Quotation Day for the offering of overnight deposits in Rand.

1.1.90 Joint Venture means any joint venture entity, partnership or similar person, comprising an association of two or more persons to undertake a business enterprise through a combination of assets and/or expertise, the ownership of, or other interest in, which does not require any member of the Group to consolidate the results of that person with its own as a Subsidiary.

1.1.91 K2020 means K2020 Connect (South Africa) Proprietary Limited (registration number 2020/263969/07), a company registered under the laws of South Africa.

1.1.92 K2020 Facility Agreement means the facility agreement dated on or about 15 February, 2021 between K2020 and FirstRand Bank Limited (acting through its Rand Merchant Bank division).

1.1.93 K2021 means K2021477132 (South Africa) Proprietary Limited (registration number 2021/477132/07), a company registered under the laws of South Africa.

1.1.94 K2021 Consent means the consent given by FirstRand Bank Limited (acting through its Rand Merchant Bank division) to K2021 to enter into this Agreement.

1.1.95 Kazang Prepaid means Kazang Prepaid (Proprietary) Limited (registration number CO2017/2253), a company registered under the laws of Botswana.

1.1.96 Lender means:

(a) any Original Term Lender;

(b) the GBF Lender; or

(c) any bank, financial institution, trust, fund or other entity which has become a Party as a "Lender" in accordance with Clause 25 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

1.1.97 Lesaka means Lesaka Technologies Proprietary Limited (previously known as Net1 Applied Technologies South Africa Proprietary Limited) (registration number 2002/031446/07), a company registered under the laws of South Africa.

1.1.98 Lesaka Loan means:

(a) the R350,000,000 loan dated on or about the Closing Date; and

(b) the R200,000,000 loan dated on or about the First Amendment and Restatement Date,

to be made by the Borrower to Lesaka.

1.1.99 LMA means the Loan Market Association.

1.1.100 Loan means a loan made or to be made under a Facility, or the principal amount outstanding for the time being of that loan.

1.1.101 Margin means:

(a) in relation to any Facility A Loan from the Interest Payment Date immediately after the date of the Compliance Certificate is issued evidencing a change in the Leverage Ratio:

(i) while the Leverage Ratio is greater than or equal to 3.50 times, 4.00 per cent. per annum;

(ii) while the Leverage Ratio is between 2.50 times and 3.5 times, 3.75 per cent. per annum;

(iii) while the Leverage Ratio is less than or equal to 2.50 times, 3.40 per cent. per annum,

and with effect from the date of occurrence of an Event of Default and for so long as it is continuing, the Margin detailed above plus 2.00 per cent.

(b) in relation to any Facility B Loan from the Interest Payment Date immediately after the date of the Compliance Certificate is issued evidencing a change in the Leverage Ratio:

(i) while the Leverage Ratio is greater than or equal to 3.50 times, 4.00 per cent. per annum;

(ii) while the Leverage Ratio is between 2.50 times and 3.5 times, 3.75 per cent. per annum;

(iii) while the Leverage Ratio is less than or equal to 2.50 times, 3.40 per cent. per annum,

and with effect from the date of occurrence of an Event of Default and for so long as it is continuing, the Margin detailed above plus 2.00 per cent.

(c) in relation to any Unpaid Sum relating or referable to a Facility, the rate per annum specified above for that Facility; and

(d) in relation to any other Unpaid Sum, the highest rate specified above.

1.1.102 Luxanio means Luxanio 227 Proprietary Limited (registration number 2018/605739/07), a company registered under the laws of South Africa.

1.1.103 Main Street 1723 means Main Street 1723 Proprietary Limited (registration number 2019/300711/07), a company registered under the laws of South Africa.

1.1.104 Material Adverse Effect means the occurrence of any event or circumstance or the change in any circumstances which, in the reasonable opinion of the Lender, is likely to have a material adverse effect on:

(a) the business, operations, property, condition (financial or otherwise), or prospects of any Obligor;

(b) the ability of an Obligor to perform its obligations under the Finance Documents to which it is a party; or

(c) the validity or enforceability of any of, or the effectiveness or ranking of any Transaction Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

1.1.105 Material Subsidiary means a Subsidiary of the Borrower whose gross assets, EBITDA (as defined in this Clause below) or total revenue equal or exceed 5.00 per cent. or more of the gross assets, Consolidated EBITDA or total revenue of the Group.  For this purpose:

(a) the gross assets, EBITDA or total revenue of a Subsidiary of the Borrower will be determined using the latest audited consolidated financial statements of the Borrower;

(b) if a Subsidiary of the Borrower becomes a member of the Group after the date on which the latest audited consolidated financial statements of the Borrower have been prepared, the gross assets, EBITDA or total revenue of that Subsidiary will be determined from its latest consolidated financial statements;

(c) the gross assets, Consolidated EBITDA or total revenue of the Group will be determined from the latest audited consolidated financial statements of the Borrower;

(d) the EBITDA of a Subsidiary (or a company or business subsequently acquired or disposed of) will be determined on the same basis as Consolidated EBITDA (as defined in Clause  22.1 (Financial Definitions)), except that references to the Borrower will be construed as references to that Subsidiary, company or business.

Notwithstanding the above, each of the following companies will be a Material Subsidiary:

(i) each Original Guarantor;

(ii) any Subsidiary of the Borrower which is a direct Holding Company of an Obligor;

(iii) each directly or indirectly wholly-owned Subsidiary of the Borrower; or

(iv) any member of the Group to which an Obligor or a Material Subsidiary disposes of all or any substantial part of its assets (on the date of that transfer and for any applicable period thereafter).

1.1.106 Measurement Date has the meaning given to that term in Clause 22.1 (Financial Definitions).

1.1.107 Measurement Period has the meaning given to that term in Clause 22.1 (Financial Definitions).

1.1.108 Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

1.1.109 New Lender has the meaning given to that term in Clause 25 (Changes to the Lenders).

1.1.110 Obligor means a Borrower or a Guarantor.

1.1.111 Original Financial Statements means the audited financial statements of the Borrower for its financial year ended 28 February, 2021.

1.1.112 Original GBF Agreement means the general banking facility agreement dated on or about the date of this Agreement between the Borrower and the GBF Lender, to regulate the terms on which the GBF Facility is to be provided to the Borrower.

1.1.113 Original GBF Facility means each direct and indirect working capital facility provided by the GBF Lender to a Borrower under the Original GBF Agreement.

1.1.114 Original Jurisdiction means, in relation to an Obligor, the jurisdiction under whose laws it is incorporated as at the date of this Agreement, or, in the case of an Additional Obligor, as at the date on which that Additional Obligor becomes Party as a Guarantor or a Borrower (as the case may be).

1.1.115 Ovobix means Ovobix (RF) Proprietary Limited (registration number 2013/068120/07), a company registered under the laws of South Africa.

1.1.116 Party means a party to this Agreement.

1.1.117 Permitted Acquisition means:

(a) the acquisition by an Obligor of an asset from another Obligor;

(b) any acquisition of shares and claims which, is on arm's length terms provided that the Borrower has delivered a certificate (signed by a director of the Borrower) to the Facility Agent not later than 10 Business Days prior to the date on which that acquisition is proposed to be made:

(i) confirming the subject matter of the proposed acquisition;

(ii) confirming that the acquisition made from Internally Generated Cash or New Shareholder Injection;

(iii) certifying that no Default would result from the acquiring that acquisition;

(iv) including a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial Covenants) prior to and immediately following such acquisition;

(v) demonstrating that the acquisition would have generated a positive EBITDA and cash flow for the twelve month period prior to the acquisition date;

(vi) confirming the consideration (when aggregated with the consideration of any other acquisitions in any financial year) does not exceed ZAR20,000,000 in any financial year;

(c) the acquisition by the Borrower of 20.00 per cent. of the shares in the share capital of Kazang Prepaid;

(d) any acquisition entered into with the express prior consent of the Facility Agent.

1.1.118 Permitted BEE Transaction means any acquisition of shares or interests by or disposal of shares or interest to a BEE Party, provided that the transaction is concluded in order to comply with the requirements of the Group or any member thereof under an applicable code of good practice issued in terms of section 9 of the Broad Based Black Economic Act 53 of 2003 and entered into with the express prior consent of the Facility Agent.

1.1.119 Permitted Disposal means any sale, lease, licence, transfer or other disposal which, is on arm's length terms:

(a) of trading stock or cash made by any member of the Group in the ordinary course of trading of the disposing entity;

(b) of assets (other than shares, businesses, Intellectual Property) in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash);

(c) of obsolete or redundant vehicles, plant and equipment for cash;

(d) of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

(e) constituted by a licence of intellectual property rights permitted by Clause 23.25 (Intellectual Property);

(f) contemplated in the Acquisition Documents;

(g) arising as a result of any Permitted Security;

(h) a disposal pursuant to a Permitted BEE Transaction provided it does not result in a Change of Control; or

(i) any Disposal entered into with the express prior consent of the Facility Agent, provided that (a) the consideration for the Disposal, when aggregated with the consideration of any other Disposals in any financial year, does not exceed ZAR100,000,000, or its equivalent in another currency or currencies, in any financial year of the Borrower and (b) the Borrower has delivered a certificate (signed by a director of the Borrower) to the Facility Agent not later than 10 Business Days prior to the date on which that Disposal is proposed to be made:

(i) confirming the subject matter of the proposed Disposal;

(ii) certifying that no Default would result from the making of that Disposal;

(iii) including a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial Covenants) prior to and immediately following such Disposal.

1.1.120 Permitted Distribution means:

(a) the payment of a distribution by Subsidiaries of the Borrower to the direct shareholders of such Subsidiary pro rata to the ordinary shareholding;

(b) the payment of a distribution by the Subsidiaries of K2020 to the direct shareholders of such Subsidiary pro rata to the ordinary shareholding;

(c) the payment of fees and charges by K2020 to the Borrower in the ordinary course of business;

(d) the payment of fees and charges by Deposit Manager and Cash Connect Capital to the Borrower in the ordinary course of business;

(e) the payment of any distribution by the Borrower if:

(i) the Borrower has not less than 10 Business Days prior to the proposed date for the payment of that distribution given the Facility Agent written notice of its intention to pay that distribution;

(ii) no Default is continuing at the time that distribution is proposed to be paid or will result from the payment of that distribution;

(iii) the Borrower has complied with its obligations under Clause 8.4 (Mandatory prepayment - cash sweep);

(iv) the Borrower has delivered a certificate (signed by a director of the Borrower) to the Facility Agent not later than 10 Business Days prior to the date on which that distribution is proposed to be made:

(A) confirming the amount of the proposed distribution;

(B) certifying that no Default would result from the making of that distribution;

(C) including a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial Covenants) prior to, immediately following the payment of such distribution and for the next four Measurement Dates after such distribution;

provided that no more than two such distributions may be paid in any Financial Year;

(f) the payment under a Lesaka Loan of an amount equal to ZAR200,000,000 by the Borrower to Lesaka;

(g) any other distribution made with the express prior consent of the Facility Agent.

1.1.121 Permitted Financial Indebtedness means Financial Indebtedness:

(a) arising under the Finance Documents;

(b) arising under the K2020 Facility Agreement;

(c) arising under the Cash Connect Capital Facility Agreement;

(d) disclosed in the Disclosure Schedule;

(e) shareholder loans subordinated on terms acceptable to the Facility Agent;

(f) arising under any Finance Lease;

(g) incurred by way of a Permitted Loan or a Permitted Guarantee;

(h) trade credit extended to an Obligor or a member of the Group which is entered into on normal commercial terms and in the ordinary course of its trading activities and which has a credit term of not more than 90 days;

(i) any Financial Indebtedness arising under unsecured general or short term banking facilities provided to a member of the Group by another bank or financial institution, provided that the maximum aggregate amount of Financial Indebtedness under this paragraph (i) together with the aggregate amount of any guarantees under Clause 1.1.122(f) does not exceed ZAR40,000,000 (or its equivalent in any other currency) at any time;

(j) incurred pursuant to a Refinancing permitted in terms of Clause 9.11;

(k) incurred with the express prior consent of the Facility Agent (acting on the instructions of all the Lenders).

1.1.122 Permitted Guarantee means:

(a) any guarantee given in terms of the Finance Documents;

(b) any guarantee given in terms of the K2020 Facility Agreement;

(c) any guarantee given in terms of the Cash Connect Capital Facility Agreement;

(d) any guarantee of a Joint Venture to the extent permitted by Clause 23.12.1(b) (Joint ventures);

(e) any guarantees disclosed in the Disclosure Schedule;

(f) any guarantee given by the Borrower, provided that the maximum aggregate amount of Financial Indebtedness under Clause 1.1.121(i) together with the aggregate amount of any guarantees under this paragraph 1.1.122(f) does not exceed ZAR40,000,000 (or its equivalent in any other currency) at any time;

(g) a guarantee given with the express prior consent of the Facility Agent (acting on the instructions of all the Lenders).

1.1.123 Permitted Loan means:

(a) any loans made to K2020 from the proceeds of the Cash Connect Capital Facility Agreement;

(b) any loan made to Cash Connect Capital by K2020;

(c) any Lesaka Loan;

(d) any loan disclosed in the Disclosure Schedule;

(e) any trade credit extended by any member of the Covenant Group to its customers on normal commercial terms and in the ordinary course of its trading activities and on payment terms not exceeding 90 days or, if applicable, such longer periods in relation to payment arrangements made by a member of the Covenant Group with its defaulting customers for repayment of such trade credit;

(f) any loans made by Main Street 1723 to its customers in the ordinary course of its business;

(g) any loans made by Cash Connect Capital to its customers in the ordinary course of its business;

(h) subordinated loans or other subordinated debt instruments in the members of the Group, provided that such subordinated loans or other subordinated debt instruments are subordinated on terms acceptable to the Facility Agent; or

(i) a loan made with the express prior consent of the Facility Agent (acting on the instructions of all the Lenders).

1.1.124 Permitted Security means:

(a) any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

(b) any Security arising pursuant to the Finance Documents;

(c) any Security given in terms of the Cash Connect Capital Facility Agreement;

(d) any Security or Quasi-Security which is existing prior to the date of this Agreement, which has been disclosed to the Facility Agent in the Disclosure Schedule, and which only secures indebtedness under facilities outstanding at the date of this Agreement, if the original principal amount or original facility thereby secured is not increased after the date of this Agreement;

(e) any netting or set-off arrangement entered into by any Obligor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of Obligors;

(f) any Security under a finance or capital lease which constitutes Permitted Financial Indebtedness;

(g) any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction comprised in Permitted Financial Indebtedness, excluding any Security or Quasi-Security under a credit support arrangement;

(h) any Security or Quasi-Security securing indebtedness, which is Permitted Financial Indebtedness, the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by any Obligor or any member of the Borrower Group other than that permitted by this clause above) does not at any time exceed ZAR20,000,000 in aggregate;

(i) any Security entered into with the express prior consent of the Facility Agent(acting on the instructions of all the Lenders).

1.1.125 Quasi-Security has the meaning given to that term in Clause 23.15 (Negative pledge).

1.1.126 Quotation Day means, in relation to any period for which an interest rate is to be determined, the first day of that period or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the Johannesburg interbank market.

1.1.127 Reference Bank Quotation means any quotation supplied to the Facility Agent by a Reference Bank.

1.1.128 Reference Banks means the principal Johannesburg offices of Absa Bank Limited, FirstRand Bank Limited, Investec Bank Limited, Nedbank Limited and The Standard Bank of South Africa Limited, or such other entities as may be appointed by the Facility Agent in consultation with the Borrower.

1.1.129 Refinancing means the repayment, prepayment, cancellation or replacement of any of the Facilities (in whole or in part) funded, directly or indirectly, by way of the incurrence by a Borrower or any other member of the Group of Financial Indebtedness or the issue of redeemable preference shares by the Borrower or any other member of the Group, and Refinance and Refinanced shall be construed accordingly.

1.1.130 Refinancing Penalties has the meaning given to that term in Clause 9.12.1 Refinancing penalties).

1.1.131 Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

1.1.132 Relevant Jurisdiction means, in relation to an Obligor:

(a) its Original Jurisdiction;

(b) any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c) any jurisdiction where it conducts its business; or

(d) the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

1.1.133 Repayment Date means each repayment date set out in Schedule 4 (Repayment Schedule).

1.1.134 Repeating Representations means each of the representations set out in Clause 20.1 (Status) to Clause 20.5 (Validity and admissibility in evidence), Clause 20.7 (Governing law and enforcement), Clause 20.11 (No default), Clause 20.13 (Financial Statements) (other than Clause 20.13.3 (Financial Statements) and Clause 20.20 (Ranking) to Clause 20.27 (No adverse consequences).

1.1.135 Representative means any representative, delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

1.1.136 Sanctioned Entity means:

(a) a person, country or territory which is listed on a Sanctions List or is subject to Sanctions; or

(b) a person which is ordinarily resident in a country or territory which is listed on a Sanctions List or is subject to Sanctions.

1.1.137 Sanctioned Transaction means the use of the proceeds of any of the Facilities for the purpose of financing or providing any credit, directly or indirectly, to:

(a) a Sanctioned Entity; or

(b) any other person or entity, if a member of the Group has actual knowledge that the person or entity proposes to use the proceeds of the financing or credit for the purpose of financing or providing any credit, directly or indirectly, to a Sanctioned Entity, in each case to the extent that to do so is prohibited by, or would cause any breach of, Sanctions.

1.1.138 Sanctions means trade, economic or financial sanctions, laws, regulations, embargoes or restrictive measures imposed, administered or enforced from time to time by any Sanctions Authority.

1.1.139 Sanctions Authority means:

(a) the United Nations;

(b) the European Union;

(c) the Council of Europe (founded under the Treaty of London, 1946);

(d) the government of the United States of America;

(e) the government of the United Kingdom;

(f) the government of the Republic of France;

(g) the government of Switzerland;

(h) the government of the Commonwealth of Australia,

and any of their governmental authorities and agencies, including, without limitation, the Office of Foreign Assets Control for the US Department of Treasury (OFAC), the US Department of Commerce, the US State Department or the US Department of the Treasury, Her Majesty's Treasury (HMT) and the French Ministry of Finance.

1.1.140 Sanctions List means:

(a) the Specially Designated Nationals and Blocked Persons List maintained by OFAC;

(b) the Consolidated List of Financial Sanctions Targets and the Investments Ban List maintained by HMT,

and any similar list maintained, or a public announcement of a Sanctions designation made, by any Sanctions Authority, in each case as amended, supplemented or substituted from time to time.

1.1.141 Screen Rate means:

(a) for JIBAR, the Johannesburg Interbank Agreed Rate, polled and published by the South African Futures Exchange (a division of the JSE Limited) for deposits in Rand for the relevant period, as displayed on the Reuters Screen SAFEY Page alongside the caption "YLD" at the applicable time; and

(b) for the JIBAR Overnight Deposit Rate, the SAFEX overnight call deposit rate, polled and published by the South African Futures Exchange (a division of the JSE Limited) for deposits in Rand, as displayed on the Reuters Screen SAFEY Page alongside the caption "SFXROD" at the applicable time.

If the relevant page is replaced or the information service ceases to be available, the Facility Agent (after consultation with the Borrower and the Lenders) may specify another page or service displaying the appropriate rate.

1.1.142 Secured Property means all of the assets of the Obligors and the other Security Providers which from time to time are, or are expressed to be, the subject of the Transaction Security.

1.1.143 Security means a mortgage bond, notarial bond, cession in security, charge, pledge, hypothec, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

1.1.144 Security Provider means a person, other than an Obligor, which grants Transaction Security.

1.1.145 SPA means the share purchase agreement dated 31 October, 2021 between, amongst others, Lesaka, Lesaka Technologies, Inc (formerly known as Net1 UEPS Technologies, Inc.), Old Mutual Life Assurance Company (South Africa) Limited, Lirast (Mauritius) Company Limited, SIG International Investment (BVI) Limited, Aldgate International Limited, Ivan Epstein, PFCC (BVI) Limited, PCF Investments (BVI) Limited, Luxanio, Vista Capital Investments Proprietary Limited, Vista Treasury Proprietary Limited, K2021 and the Borrower.

1.1.146 Subordination Agreement means a subordination agreement to be entered into between each Obligor, Lesaka and the Finance Parties.

1.1.147 Subsidiary means:

(a) a "subsidiary" as defined in the Companies Act, 2008 and shall include any person who would, but for not being a "company" under the Companies Act, 2008, qualify as a "subsidiary" as defined in the Companies Act, 2008;

(b) any partnership, joint venture, trust, juristic person or other entity controlled by that person.

1.1.148 Target Company means each of:

(a) the Borrower;

(b) K2021;

(c) Luxanio; and

(d) Ovobix.

1.1.149 Target Group means each Target Company and each of its Subsidiaries on the Acquisition Date.

1.1.150 Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

1.1.151 Term Facility means Facility A or Facility B.

1.1.152 Term Loan means a Facility A Loan or a Facility B Loan.

1.1.153 Total Commitments means the aggregate of:

(a) the Total Facility A Commitments;

(b) the Total Facility B Commitments;

(c) the Total GBF Commitments,

being ZAR1,380,000,000 at the date of this Agreement.

1.1.154 Total Facility A Commitments means the aggregate of the Facility A Commitments, being ZAR700,000,000 at the date of this Agreement.

1.1.155 Total Facility B Commitments means the aggregate of the Facility B Commitments, being ZAR350,000,000 at the date of this Agreement and ZAR512,500,000 at the First Amendment and Restatement Date.

1.1.156 Total GBF Commitments means the aggregate of the GBF Commitments.

1.1.157 Transaction Security means the Security created or expressed to be created in favour of the Finance Parties pursuant to the Transaction Security Documents and general notarial bonds.

1.1.158 Transaction Security Documents means:

(a) each pledge or cession in securitatem debiti referred to in Schedule 9 (Transaction Security);

(b) any written notice to a third person of the Security established under a security agreement set out in paragraph (a) and any written acknowledgement of that notice which is required to be delivered to the Facility Agent under that security agreement; or

(c) any other document evidencing or creating any guarantee or Security Interest over any asset of an Obligor or any other Security Provider to secure any obligation of an Obligor to a Finance Party under the Finance Documents.

1.1.159 Transfer has the meaning given to that term in Clause 25 (Changes to the Lender).

1.1.160 Transfer Certificate means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Obligors.

1.1.161 Transfer Date means, in relation to a cession or a transfer, the later of:

(a) the proposed Transfer Date specified in the relevant Transfer Certificate; and

(b) the date on which the Facility Agent executes the relevant Transfer Certificate.

1.1.162 Treasury Transactions means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

1.1.163 Unpaid Sum means any sum due and payable but unpaid by an Obligor or any other Security Provider under the Finance Documents.

1.1.164 US means the United States of America.

1.1.165 US Tax Obligor means an Obligor, but only if some or all of its payments under the Finance Documents are from sources within the US for US federal income tax purposes.

1.1.166 Utilisation means a utilisation of a Facility.

1.1.167 Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made.

1.1.168 Utilisation Request means a notice substantially in the relevant form set out in Schedule 3 (Form of Utilisation Request).

1.1.169 VAT means:

(a) any value added tax as provided for in the Value Added Tax Act, 1991;

(b) any general service tax; and

(c) any other tax of a similar nature.

1.1.170 ZAR means South African Rand, the lawful currency of South Africa.

1.2 Construction

1.2.1 Unless a contrary indication appears, a reference in this Agreement to:

(a) the Facility Agent, the Arranger, any Finance Party, any Lender, the Borrower, any Obligor, any Security Provider any Party or any other person shall be construed so as to include its successors in title, permitted cessionaries and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(b) a document in agreed form is a document which is previously agreed in writing by or on behalf of the Borrower and the Facility Agent or, if not so agreed, is in the form specified by the Facility Agent;

(c) assets includes present and future properties, revenues and rights of every description;

(d) authority includes any court or any governmental, intergovernmental or supranational body, agency, department or any regulatory, self-regulatory or other authority;

(e) distribution means a transfer by a company of money or other assets of the company (other than its own shares) to, or to the order (or otherwise for the benefit) of, one or more holders of shares in that company or another company within the same group of companies, including any principal or interest in respect of amounts due (whether in respect of an intercompany or a shareholder loan or otherwise); any dividend (including any interest on any unpaid amount of a dividend), charge, fee, consideration or other distribution (whether in cash or in kind) on or in respect of its shares or share capital (or any class of its share capital); any repayment or distribution of any share premium account; and the payment of any management, advisory or other fee;

(f) a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(g) a group of Lenders includes all the Lenders;

(h) guarantee means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(i) the use of the word including followed by specific examples will not be construed as limiting the meaning of the general wording preceding it, and the eiusdem generis rule must not be applied in the interpretation of such general wording or such specific examples;

(j) indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(k) a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(l) a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(m) a provision of law is a reference to that provision as amended or re-enacted; and

(n) a time of day is a reference to Johannesburg time.

1.2.2 The determination of the extent to which a rate is for a period equal in length to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

1.2.3 Section, Clause and Schedule headings are for ease of reference only.

1.2.4 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.2.5 A Default (other than an Event of Default) is continuing if it has not been remedied to the satisfaction of the Facility Agent within any applicable remedy period expressly provided for in a Finance Document or waived and an Event of Default is continuing if it has not been waived in writing and in each case, any waiver shall not take effect unless any conditions of such waiver have been fulfilled to the satisfaction of the Facility Agent.

1.2.6 If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in an interpretation clause, effect shall be given to it as if it were a substantive provision of the relevant Finance Document.

1.2.7 Unless inconsistent with the context, an expression in any Finance Document which denotes the singular includes the plural and vice versa.

1.2.8 The Schedules to any Finance Document form an integral part thereof and a reference to a Clause or a Schedule is a reference to a clause of, or a schedule to, this Agreement.

1.2.9 The rule of construction that, in the event of ambiguity, a contract shall be interpreted against the party responsible for the drafting thereof, shall not apply in the interpretation of the Finance Documents.

1.2.10 The expiry or termination of any Finance Documents shall not affect those provisions of the Finance Documents that expressly provide that they will operate after any such expiry or termination or which of necessity must continue to have effect after such expiry or termination, notwithstanding that the clauses themselves do not expressly provide for this.

1.2.11 The Finance Documents shall to the extent permitted by applicable law be binding on and enforceable by the administrators, trustees, permitted cessionaries, business rescue practitioners or liquidators of the Parties as fully and effectually as if they had signed the Finance Documents in the first instance and reference to any Party shall be deemed to include such Party's administrators, trustees, permitted cessionaries, business rescue practitioners or liquidators, as the case may be.

1.2.12 Where figures are referred to in numerals and in words in any Finance Document, if there is any conflict between the two, the words shall prevail.

1.2.13 Unless a contrary indication appears, where any number of days is to be calculated from a particular day, such number shall be calculated as including that particular day and excluding the last day of such period.

1.3 Third party rights

1.3.1 Except as expressly provided for in this Agreement or in any other Finance Document, no provision of any Finance Document constitutes a stipulation for the benefit of any person who is not a party to that Finance Document.

1.3.2 Subject to Clause 29.6 (Exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a party to that Finance Document is not required to rescind or vary that Finance Document at any time except to the extent that the relevant variation or rescission (as the case may be) relates directly to the right conferred upon any applicable third party under a stipulation for the benefit of that party that has been accepted by that third party.

SECTION 2
THE FACILITIES

2. THE FACILITIES

2.1 The Term Facilities

Subject to the terms of this Agreement, the Lenders make available to the Borrower:

2.1.1 a ZAR term loan facility in an aggregate amount equal to the Total Facility A Commitments; and

2.1.2 a ZAR term loan facility in an aggregate amount equal to the Total Facility B Commitments.

2.2 The GBF Facility

Subject to the terms of this Agreement and the GBF Agreement, the GBF Lender makes available to the Borrower a general banking facility in an aggregate amount equal to the Total GBF Commitments.

2.3 Finance Parties' rights and obligations

2.3.1 The obligations of each Finance Party under the Finance Documents are separate and independent.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.3.2 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor or any other Security Provider is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with Clause 2.3.3.  The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in a Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

2.3.3 A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.4 Borrower as agent of the Obligors

2.4.1 Each Obligor (other than the Borrower) by its execution of this Agreement or an Accession Letter (as the case may be) irrevocably appoints the Borrower (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(a) the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(b) each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Borrower,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

2.4.2 Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Borrower or given to the Borrower under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it.  In the event of any conflict between any notices or other communications of the Borrower and any other Obligor, those of the Borrower shall prevail.

3. PURPOSE

3.1 Purpose

3.1.1 The Borrower shall apply all amounts borrowed by it under Facility A and Facility B towards:

(a) partially refinancing the Existing Absa Financial Indebtedness;

(b) making any distributions or loans pursuant to the SPA and Funds Flow and Release Agreement;

(c) making a distributions in an amount equal to R200,000,000 to Lesaka, Ovobix and Luxanio;

(d) providing a Lesaka Loan to Lesaka; and

(e) funding any associated Transaction Costs,

and may apply excess towards funding its general corporate requirements.

3.1.2 The Borrower shall apply all amounts borrowed by it under a GBF Facility towards (a) refinancing the Existing Absa Financial Indebtedness and (b) funding its general corporate requirements (including working capital, capital expenditure and other general banking requirements).

3.2 Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4. CONDITIONS OF UTILISATION

4.1 Initial conditions precedent

4.1.1 The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) in relation to any proposed Utilisation if on or before the Utilisation Date for that Utilisation, the Facility Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.  The Facility Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.1.2 Other than to the extent that the Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in Clause 4.1.1 above, the Lenders authorise (but do not require) the Facility Agent to give that notification.  The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2 Further conditions precedent

Subject to Clause 4.1 above, the Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) in relation to a Utilisation if:

4.2.1 on the date of the Utilisation Request and on the proposed Utilisation Date:

(a) no Default is continuing or would result from the proposed Utilisation; and

(b) in the opinion of the Lenders no Material Adverse Effect has occurred and is continuing;

4.2.2 in relation to any Utilisation on the Closing Date, all the representations and warranties in Clause 14.8 (Representations) or, in relation to any other Utilisation, the Repeating Representations to be made by the Obligors are true in all respects.

4.3 Maximum number of Term Loans

The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation, more than one Facility A Loan and three Facility B Loans would be outstanding.

SECTION 3
UTILISATION

5. UTILISATION

5.1 Delivery of a Utilisation Request

The Borrower may utilise a Term Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than 11h00 two Business Days prior to the Utilisation Date or such shorter period as the Facility Agent (acting on the instructions of all the Lenders) may agree.

5.2 Completion of a Utilisation Request

5.2.1 The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility; and

(b) the currency and amount of the proposed Utilisation comply with Clause 5.3 (Currency and amount).

5.2.2 Only one Facility A Loan and one Facility B Loan may be requested in a Utilisation Request.

5.3 Currency and amount

The currency specified in a Utilisation Request must be ZAR.

5.4 Lenders' participation

5.4.1 If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date.

5.4.2 The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

5.4.3 The Facility Agent shall notify each Lender of the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 30.1 (Payments to the Facility Agent).

5.5 Cancellation of Commitment

5.5.1 The Facility A Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility A.

5.5.2 The Facility B Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility B.

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

6. REPAYMENT

6.1 Repayment of Term Loans

6.1.1 The Borrower shall repay the aggregate Facility A Loans and Facility B Loans in instalments by repaying on each Repayment Date specified in column 1 of Schedule 4 (Repayment Schedule), the amount specified in column 2 and column 3 of Schedule 4 (Repayment Schedule).

6.1.2 The amount of the Repayment Instalments shall be decreased and recalculated by the Facility Agent from time to time to account for any prepayments made pursuant to this Agreement.

6.1.3 Any amount of a Facility A Loan and Facility B Loan which remains outstanding on the Final Maturity Date shall be repaid in full on that date.

7. ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

7.1 Illegality

7.1.1 If, in any applicable jurisdiction, it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a) that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b) upon the Facility Agent notifying the Borrower, each Available Commitment of that Lender will be immediately cancelled; and

(c) to the extent that the Lender's participation has not been transferred pursuant to Clause 36.4 (Replacement of Lender), the Borrower shall repay that Lender's participation in the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

7.2 Voluntary cancellation

7.2.1 A Borrower may, if it gives the Facility Agent not less than five Business Days' (or such shorter period as the Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of ZAR20,000,000 and in integral multiples of ZAR5,000,000) of an Available Facility.  Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders rateably under that Facility.

7.2.2 A GBF Facility may be cancelled as provided in the GBF Documents.

7.3 Voluntary prepayment of Term Loans

7.3.1 Subject to Clause 7.3.3, the Borrower may, if it gives the Facility Agent not less than five Business Days' (or such shorter period as the Lenders may agree) prior notice, prepay the whole or any part of that Term Loan (but, if in part, being an amount that reduces the amount of that Term Loan by a minimum amount of ZAR20,000,000 and in integral multiples of ZAR5,000,000).

7.3.2 A Term Loan may only be prepaid after the last day of the Availability Period for the applicable Facility (or, if earlier, the day on which the applicable Available Facility is zero).

7.3.3 A prepayment of the Facility A Loans shall be applied against the remaining Facility A repayment instalments pro rata.

7.3.4 A prepayment of the Facility B Loans shall be applied against the remaining Facility B repayment instalments pro rata.

7.4 Right of cancellation and repayment in relation to a single Lender

7.4.1 If:

(a) any sum payable to any Lender by an Obligor or any Security Provider is required to be increased under Clause 14.2.3 (Tax gross-up); or

(b) any Lender claims indemnification from an Obligor under Clause 14.3 (Tax indemnity) or Clause 15.1 (Increased costs),

a Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

7.4.2 On receipt of a notice referred to in Clause 7.4.1 in relation to a Lender, the Commitment(s) of that Lender shall immediately be reduced to zero.

7.4.3 On the last day of each Interest Period which ends after a Borrower has given notice under Clause 7.4.1 in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in that Loan together with all interest and other amounts accrued under the Finance Documents.

8. MANDATORY PREPAYMENT AND CANCELLATION

8.1 Sanctions

8.1.1 If any member of the Group or any shareholder of any member of the Group:

(a) is or becomes a Sanctioned Entity; or

(b) participates in any manner in any Sanctioned Transaction,

on notice by the Facility Agent to the Borrower, the Facilities will be cancelled and all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

8.2 Exit

8.2.1 Upon the occurrence of:

(a) a Change of Control;

(b) nationalisation or expropriation of any assets of any member of the Group; or

(c) one or more sales (whether in a single transaction or a series of related transactions) of all or substantially all the assets of a member of the Group associated with an operating division or business which, on a cumulative basis, contributed (directly or indirectly) more than 25.00 per cent. of Consolidated EBITDA for the last completed financial year of the Group;

the Borrower shall promptly notify the Facility Agent upon becoming aware of the occurrence of such event or that such event will occur and (whether or not the Lenders have been notified of such event by the Borrower) then:

(i) no Lender shall be obliged to fund a Utilisation under any Facility; and

(ii) any Lender may by not less than five Business Days' notice to the  Borrower immediately cancel the Commitments of that Lender and declare the participation of that Lender in all outstanding Utilisations, together with all other amounts owed to that Lender, immediately due and payable whereupon the Commitments of that Lender will be cancelled immediately and the participation of that Lender in the outstanding Utilisations, together with all other amounts owed to that Lender will become immediately due and payable by the Borrower.

8.3 Disposal and Insurance Proceeds

8.3.1 For the purposes of this Clause 8.3 and Clause 8.5 (Application of mandatory prepayments and cancellations):

(a) Disposal means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

(b) Disposal Proceeds means the consideration receivable by any member of the Group (other than K2021 and K2020) (including any amount receivable in repayment of intercompany debt repaid by a person who ceases to be a member of the Group to continuing members of the Group) for any Disposal made by any member of the Group to persons who are not members of the Group except for Excluded Disposal Proceeds and after deducting:

(i) any reasonable expenses which are incurred by any member of the Group to persons who are not members of the Group with respect to that Disposal; and

(ii) any Tax incurred and required to be paid by the seller in connection with that Disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance).

(c) Excluded Disposal Proceeds means any Disposal Proceeds which, when taken together with the Disposal Proceeds of all other disposals of assets by members of the Group in aggregate, are less than ZAR5,000,000, but only to the extent that, such Disposal Proceeds are committed to be applied (as evidenced by a resolution of the board of directors of the relevant member of the Group passed within 60 days of receipt of such Disposal Proceeds) to replace an asset (not being shares or any other ownership interest in a person) with another asset of a substantially similar type for use in the Group's business (being a fixed asset in the case of a disposal of a fixed asset) within 90 days of receipt of such Disposal Proceeds (or such longer period as the Facility Agent may agree.

(d) Excluded Insurance Proceeds means any proceeds of an insurance claim which the Borrower notifies the Facility Agent are, or are to be, applied:

(i) to meet a third party claim;

(ii) to cover operating losses (including business interruption, interruption loss or other loss of revenue) in respect of which the relevant insurance claim was made; or

(iii) are less than ZAR5,000,000, but only to the extent that, such Insurance Proceeds are committed to be applied in the replacement, reinstatement and/or repair of the assets or otherwise in amelioration of the loss in respect of which the relevant insurance claim was made, if such Insurance Proceeds are so applied within 180 days (or such longer period as the Facility Agent may agree) of receipt of such Insurance Proceeds, or committed to be applied (as evidenced by a resolution of the board of directors of the relevant member of the Group passed within 60 days of receipt of such Insurance Proceeds) to replace, reinstate and/or repair the relevant asset and are applied to such replacement, reinstatement or repair within 90 days of receipt of such Insurance Proceeds (or such longer period as the Facility Agent may agree).

(e) Insurance Proceeds means the proceeds of any insurance claim under any insurance maintained by any member of the Group except for Excluded Insurance Proceeds and after deducting any reasonable expenses in relation to that claim which are incurred by any member of the Group to persons who are not members of the Group.

8.3.2 The Borrower shall prepay Loans, and cancel Available Commitments, in amounts equal to the following amounts at the times and in the order of application contemplated by Clause 8.5 (Application of mandatory prepayments and cancellations):

(a) the amount of Disposal Proceeds;

(b) the amount of Insurance Proceeds.

8.4 Mandatory prepayment - cash sweep

8.4.1 Amounts required to be paid and/or offered for repayment or prepayment under this Clause, shall be determined by reference to the following table (the Cash Sweep Allocation Table), and the defined terms set out in Clause 8.4.2 below:

Leverage Ratio	Term Facilities Sweep Percentage	Shareholder Sweep Percentage
[Column 1]	[Column 2]	[Column 3]
If equal to or more than 3.00 times:	100.00%	0.00%
If less than 3.00 times, but equal to or more than 2.50 times:	75.00%	25.00%

Leverage Ratio	Term Facilities Sweep Percentage	Shareholder Sweep Percentage
[Column 1]	[Column 2]	[Column 3]
If less than 2.50 times, but equal to or more than 2.00 times:	50.00%	50.00%
If less than 2.00 times:	0.00%	100.00%

8.4.2 In this Agreement:

Shareholder Sweep Percentage means, in respect of any Measurement Period for which the Leverage Ratio is equal to or exceeds a level specified in Column 1 of the Cash Sweep Allocation Table, the applicable percentage specified opposite that level in Column 3 of the table;

Shareholder Sweep Amount, in respect of a Measurement Period, means the applicable Shareholder Sweep Percentage multiplied by Excess Cashflow for that Measurement Period;

Term Facilities Sweep Percentage means, in respect of any Measurement Period for which the Leverage Ratio is equal to or exceeds a level specified in Column 1 of the Cash Sweep Allocation Table, the applicable percentage specified opposite that level in Column 2 of the table;

Term Facilities Sweep Amount, in respect of a Measurement Period, means the applicable Term Facilities Sweep Percentage multiplied by Excess Cashflow for that Measurement Period;

8.4.3 Within 45 days of each Excess Cashflow Measurement Date, the Borrower shall calculate the Excess Cashflow of the Group for the Measurement Period which ended on that date and deliver to the Facility Agent a Compliance Certificate, signed by the chief financial officer of the Group and one other director of the Borrower, confirming:

(a) the amount of any Excess Cashflow for that Measurement Period;

(b) Term Facilities Sweep Amount.

8.4.4 If Excess Cashflow arises on any Excess Cashflow Measurement Date:

(a) the Borrower shall offer to pay, repay or prepay Loans and other Facility Outstandings under the Term Facilities in an amount equal to the Term Facilities Sweep Amount in the order determined by the Borrower;

(b) the Borrower may distribute the Shareholder Sweep Amount to the ordinary shareholders of the Borrower.

8.4.5 A payment made pursuant to this Clause 8.4 is not subject to the Refinancing Penalties set out in Clause 9.12 (Refinancing penalties).

8.5 Application of mandatory prepayments and cancellations

8.5.1 A prepayment of Loans or cancellation of Available Commitments made under Clause  8.3 (Disposal and Insurance Proceeds) shall be applied in prepayment of Term Loans as contemplated in Clauses 8.5.2 to 8.5.5 inclusive.

8.5.2 Unless the Borrower makes an election under Clause 8.5.4, the Borrower shall prepay Loans in the case of any prepayment relating to the amounts of Disposal Proceeds or Insurance Proceeds, promptly upon receipt of those proceeds.

8.5.3 A prepayment under Clause 8.3 (Disposal and Insurance Proceeds) shall prepay the Term Loans in the order determined by the Borrower.

8.5.4 Subject to Clause 8.5.5, a Borrower may elect that any prepayment under Clause 8.3 (Disposal and Insurance Proceeds) be applied in prepayment of a Loan on the last day of the Interest Period relating to that Loan.  If a Borrower makes that election then a proportion of the Loan equal to the amount of the relevant prepayment will be due and payable on the last day of its Interest Period.

8.5.5 If a Borrower has made an election under Clause 8.5.4 but a Default has occurred and is continuing, that election shall no longer apply and a proportion of the Loan in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Facility Agent otherwise agrees in writing).

8.6 Excluded proceeds

Where Excluded Disposal Proceeds and Excluded Insurance Proceeds include amounts which are intended to be used for a specific purpose within a specified period (as set out in the relevant definition of Excluded Disposal Proceeds or Excluded Insurance Proceeds), the Borrower shall ensure that those amounts are used for that purpose and shall promptly deliver a certificate to the Facility Agent at the time of such application and at the end of such period confirming the amount (if any) which has been so applied within the requisite time periods provided for in the relevant definition.

9. RESTRICTIONS

9.1 Notices of cancellation or prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 7 (Illegality, voluntary prepayment and cancellation) or Clause 8.5.4 (Application of Mandatory prepayments and cancellations) shall (subject to the terms of those Clauses) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

9.2 Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs or as otherwise provided in Clause 9.11 (Refinancing), without premium or penalty.

9.3 No reborrowing of Term Facilities

The Borrower may not reborrow any part of a Term Facility which is prepaid.

9.4 Reborrowing of GBF Facility

The amount of any Loan paid, repaid or prepaid under a GBF Facility may be reborrowed on the terms of the GBF Documents.

9.5 Prepayment in accordance with Agreement

The Borrower shall not repay or prepay all or any part of a Term Loan or cancel all or any part of the Facility A Commitments or Facility B Commitments, except at the times and in the manner expressly provided for in this Agreement.

9.6 No reinstatement of Commitments

No amount of the Total Commitments cancelled under this Agreement or the GBF Agreement may be subsequently reinstated.

9.7 Facility Agent's receipt of notices

If the Facility Agent receives a notice under Clause 7 (Illegality, voluntary prepayment and cancellation) or an election under Clause 8.5.4 (Application of Mandatory prepayments and cancellations), it shall promptly forward a copy of that notice or election to either the Borrower or the affected Lender, as appropriate.

9.8 Prepayment elections

The Facility Agent shall notify the Lenders as soon as possible of any proposed prepayment of any Loan under Clause 7.3 (Voluntary prepayment of Term Loans) or Clause 8.3 (Disposal and Insurance Proceeds).

9.9 Effect of repayment and prepayment on Commitments

If all or part of any Lender's participation in a Loan under a Term Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) in respect of that Term Facility will be deemed to be cancelled on the date of repayment or prepayment.

9.10 Application of prepayments

Any prepayment of a Loan (other than a prepayment pursuant to Clause 7.1 (Illegality) or Clause 7.4 (Right of cancellation and repayment in relation to a single Lender)) shall be applied pro rata to each Lender's participation in that Loan.

9.11 Refinancing

9.11.1 Subject to Clause 9.11.2, a Borrower may prepay (or procure the prepayment of) any Loan or other amount utilised under a Term Facility from amounts raised under a Refinancing, on the condition that all other Term Loans and all other amounts owing under the Finance Documents (other than any GBF Document) are repaid in full at the same time. The Borrower may not Refinance any Loans or other amounts owing under the Finance Documents, unless:

(a) the Borrower has given at least 30 days' prior notice of the proposed Refinancing to the Facility Agent;

(b) the Facility Agent has received evidence to its satisfaction that the facilities that are to be made available to any member of the Group under the proposed Refinancing, together with any other funds that may be available to the Group), will be sufficient to repay to the Lenders amounts owing under the Finance Documents (other than any GBF Document) in full by way of a single repayment and that the Total Commitments (other than the Total GBF Commitments), will be (to the extent not previously cancelled and reduced to zero) cancelled and reduced to zero; and

(c) the Facility Agent is satisfied that arrangements are in place to ensure that the funds referred to in this Clause 9.11 will be applied to repay and discharge all Term Loans and other amounts outstanding under the Finance Documents (other than any GBF Document) on the proposed repayment date.

9.11.2 The Borrower may not prepay the Term Loans or other amounts outstanding under the Finance Documents from amounts raised by way of any Refinancing, unless it pays to the Lenders any applicable Refinancing Penalties calculated in accordance with Clause 9.12 (Refinancing penalties).

9.12 Refinancing penalties

9.12.1 If, at any time on or before the third anniversary of the Closing Date a Borrower makes any voluntary prepayment or repayment of any Loan pursuant to a Refinancing, the Borrower shall pay to the Facility Agent, for the account of each Lender entitled thereto, in addition to the sum prepaid or to be prepaid on any date pursuant to Clause 7.3 (Voluntary prepayment of Term Loans), the following refinancing penalties (the Refinancing Penalties) on the relevant due date for any such prepayment:

(a) 3.00 per cent. of the amount of the Term Loans prepaid during the period from (and including) the Closing Date to (and including) the first anniversary of the Closing Date;

(b) 2.00 per cent. of the amount of the Term Loans prepaid during the period from (but excluding) the first anniversary of the Closing Date to (and including) the second anniversary of the Closing Date; and

(c) 1.00 per cent. of the amount of the Term Loans prepaid during the period from (but excluding) the second anniversary of the Closing Date to (and including) the third anniversary of the Closing Date.

9.12.2 Notwithstanding Clause 9.12.1, no Refinancing Penalties shall be payable by the Borrower in respect of any prepayment made pursuant to Clause 7.3 (Voluntary prepayment of Term Loans) using (without double counting):

(a) Internally Generated Cash;

(b) any Equity Cure Proceeds; or

(c) any New Shareholder Injections.

9.12.3 If the Borrower offers to the Lender the right to refinance the Facility, no Refinancing Penalty shall be payable to it under this Clause 9.12.

SECTION 5
COSTS OF UTILISATION

10. INTEREST

10.1 Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

10.1.1 Margin;

10.1.2 the Base Rate.

10.2 Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period.

10.3 Default interest

10.3.1 If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to Clause 10.3.2, is 2.00 per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably).  Any interest accruing under this Clause 10.3 shall be immediately payable by the Obligor on demand by the Facility Agent.

10.3.2 If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(a) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(b) the rate of interest applying to the overdue amount during that first Interest Period shall be 2.00 per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

10.3.3 Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

10.4 Notification of rates of interest

The Facility Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

11. INTEREST PERIODS

11.1 Duration

11.1.1 Subject to the other provisions of this Clause, each Term Loan has successive Interest Periods each:

(a) commencing on (and including) the Utilisation Date of that Term Loan (in respect of the first Interest Period for that Loan) and thereafter commencing on (and including) each successive Interest Payment Date; and

(b) ending on (but excluding) the next Interest Payment Date.

11.2 Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

12. CHANGES TO THE CALCULATION OF INTEREST

12.1 Absence of quotations

Subject to Clause 12.2 (Market disruption), if JIBAR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 12h00 on the Quotation Day, JIBAR shall be determined on the basis of the quotations provided by the remaining Reference Banks.

12.2 Market disruption

12.2.1 If a Market Disruption Event occurs in relation to the Loan for any Interest Period, then the rate of interest on each Lender's share of the Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(a) the Margin; and

(b) the highest of the rates notified to the Facility Agent by any relevant Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source(s) it may reasonably select.

12.2.2 In this Clause 12:

(a) Market Disruption Event means:

(i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine JIBAR for the relevant Interest Period;

(ii) before close of business in Johannesburg on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from one or more Lenders whose aggregate participations in the Loan exceed 30.00 per cent of aggregate principal amount of Loan that:

(A) the cost to them of funding their participation in the Loan from whatever source they may reasonably select would be in excess of JIBAR;

(B) the cost to it or them of obtaining matching deposits in the Johannesburg interbank market would be in excess of JIBAR for the relevant Interest Period; or

(C) matching deposits will not be available to them in the Johannesburg interbank market in the ordinary course of business to fund their participation in that Loan for the relevant Interest Period.

12.3 Alternative basis of interest or funding

12.3.1 Without prejudice to the generality of Clause 12.2 (Market disruption), if a Market Disruption Event occurs and the Facility Agent or a Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days, or such longer period as the Facility Agent may agree) with a view to agreeing a substitute basis for determining the rate of interest.

12.3.2 Any alternative basis agreed pursuant to Clause 12.3.1 shall, with the prior consent of all the Lenders and the applicable Borrower, be binding on all Parties.

12.4 Break Costs and Break Gains

12.4.1 The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

12.4.2 Unless a Default is then continuing or unless such Break Gain is realised as a consequence of any prepayment of the Loan due to the occurrence of an Event of Default, a Lender realising such Break Gain shall, within 10 Business Days of demand by a Borrower, pay to the Borrower the amount of any Break Gains attributable to all or any part of the Loan or an Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan or that Unpaid Sum.

12.4.3 Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs or Break Gains (if applicable) for any Interest Period in which they accrue.

13. FEES

13.1 Non-refundable Structuring fee

13.1.1 The Borrower shall pay to the Lender, a non-refundable structuring fee in an amount equal to ZAR4,800,000 (the Non-refundable Structuring Fee).

13.1.2 On the Closing Date, the Non-refundable Structuring Fee shall accrue in full, be capitalised to Facility A and increase the Facility A Commitment by the amount of the Non-refundable Structuring Fee.

13.1.3 All fees due and payable to the Lender under this Clause 13.1, once paid, are non-refundable and will not discharge any other obligations to pay any fees or other amount due under the Finance Documents.

13.2 Facility Agent fee

If the Lender has transferred a portion of its rights and obligations under this Agreement, the Borrower shall pay to the Facility Agent a Facility Agent fee in the amount and at the times agreed in a Fee Letter.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

14. TAX GROSS UP AND INDEMNITIES

14.1 Definitions

In this Agreement:

14.1.1 Protected Party means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

14.1.2 Tax Credit means a credit against, relief or remission for, or repayment of, any Tax.

14.1.3 Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

14.1.4 Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

14.2 Tax gross-up

14.2.1 Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

14.2.2 The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly.  Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender.  If the Facility Agent receives such notification from a Lender it shall notify the that Obligor.

14.2.3 If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

14.2.4 If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

14.2.5 Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

14.3 Tax indemnity

14.3.1 The Borrower shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

14.3.2 Clause 14.3.1 shall not apply:

(a) with respect to any Tax assessed on a Finance Party:

(i) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii) under the law of the jurisdiction in which that Finance Party is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(b) to the extent a loss, liability or cost:

(i) is compensated for by an increased payment under Clause 14.2 (Tax gross-up); or

(ii) relates to a FATCA Deduction required to be made by a Party.

14.3.3 A Protected Party making, or intending to make a claim under Clause 14.3.1 shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Obligors.

14.3.4 A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Facility Agent.

14.4 Tax Credit

14.4.1 If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b) that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

14.5 Stamp taxes

The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

14.6 VAT

14.6.1 All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Clause 14.6.2, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

14.6.2 If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(a) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT.  The Recipient must (where this paragraph (a) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(b) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

14.6.3 Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

14.7 FATCA information

14.7.1 Subject to Clause 14.7.3, each Party shall, within 10 Business Days of a reasonable request by another Party:

(a) confirm to that other Party whether it is:

(i) a FATCA Exempt Party; or

(ii) not a FATCA Exempt Party;

(b) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(c) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

14.7.2 If a Party confirms to another Party pursuant to Clause 14.7.1(a) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

14.7.3 Clause 14.7.1 shall not oblige any Finance Party to do anything, and Clause 14.7.1(c) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(a) any law or regulation;

(b) any fiduciary duty; or

(c) any duty of confidentiality.

14.7.4 If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clauses 14.7.1(a) or 14.7.1(b) (including, for the avoidance of doubt, where Clause 14.7.3 applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

14.7.5 If a Borrower is a US Tax Obligor or the Facility Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within 10 Business Days of:

(a) where the Borrower is a US Tax Obligor and the relevant Lender is an Original Term Lender or the GBF Lender, the date of this Agreement;

(b) where a Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date;

(c) the date a new US Tax Obligor accedes as a Borrower; or

(d) where a Borrower is not a US Tax Obligor, the date of a request from the Facility Agent,

supply to the Facility Agent:

(i) a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(ii) any withholding statement or other document, authorisation or waiver as the Facility Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

14.7.6 The Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 14.7.5 to the relevant Borrower.

14.7.7 If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Facility Agent by a Lender pursuant to Clause 14.7.5 is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Facility Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Facility Agent).  The Facility Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

14.7.8 The Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clauses 14.7.5 or 14.7.7 without further verification.  The Facility Agent shall not be liable for any action taken by it under or in connection with Clauses 14.7.5, 14.7.6 or 14.7.7.

14.8 FATCA Deduction

14.8.1 Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

14.8.2 Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

15. INCREASED COSTS

15.1 Increased costs

15.1.1 Subject to Clause 15.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

15.1.2 In this Agreement Increased Costs means:

(a) a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital;

(b) an additional or increased cost; or

(c) a reduction of any amount due and payable under any Finance Document,

(d) which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

15.2 Increased cost claims

15.2.1 A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

15.2.2 Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

15.3 Exceptions

15.3.1 Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a) attributable to a Tax Deduction required by law to be made by an Obligor;

(b) attributable to a FATCA Deduction required to be made by a Party;

(c) compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 14.3.2 (Tax indemnity) applied);

(d) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

15.3.2 In this Clause 15.3 reference to a Tax Deduction has the same meaning given to the term in Clause 14.1 (Definitions).

16. OTHER INDEMNITIES

16.1 Other indemnities

The Obligors shall, within three Business Days of demand, indemnify the Arranger and each other Finance Party against any cost, loss or liability incurred by it as a result of:

16.1.1 the occurrence of any Default;

16.1.2 a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties);

16.1.3 funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

16.1.4 a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Obligor.

16.2 Environmental indemnity

The Obligors shall, within five Business Days of demand, indemnify each Finance Party and its officers, employees, agents and delegates (together the Indemnified Parties) against any loss or liability suffered or incurred by that Indemnified Party (except to the extent caused by such Indemnified Party's own gross negligence or wilful default) which:

16.2.1 arises by virtue of any actual or alleged breach of any Environmental Law (whether by any member of the Group or any other person);

16.2.2 arises in connection with an Environmental Claim; or

16.2.3 arises as a result of any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Environmental Claim and any other enquiry, investigation, subpoena (or similar order) or litigation in respect of any breach of any Environmental Law that has or is reasonably likely to give rise to any liability for any Finance Party, which relates to the Group, any assets of the Group or the operation of all or part of the business of the Group (or, in each case, any member of the Group) and which would not have arisen if the Finance Documents or any of them had not been executed by that Finance Party or the Finance Party had not otherwise participated in the funding arrangements contemplated by the Finance Documents or any of them.

16.3 Indemnity to the Facility Agent

The Borrower shall promptly indemnify the Facility Agent against and shall pay to the Facility Agent and each such Representative any cost, loss or liability incurred by the Facility Agent or Representative as a result of:

16.3.1 investigating or taking any other action in connection with any event which it reasonably believes is a Default;

16.3.2 any failure by a Borrower to comply with its obligations under Clause 18 (Costs and Expenses);

16.3.3 any default by an Obligor or any other Security Provider in the performance of any of the other obligations expressed to be assumed by it in the Finance Documents;

16.3.4 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

16.3.5 the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Facility Agent and each Representative appointed by the Facility Agent by the Finance Documents or by law other than by reason of the Facility Agent's gross negligence or wilful default;

16.3.6 instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or

16.3.7 instructing any Representative under the Finance Documents.

17. MITIGATION BY THE LENDERS

17.1 Mitigation

17.1.1 Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate.

17.1.2 Clause 17.1.1 does not in any way limit the obligations of any Obligor under the Finance Documents.

17.2 Limitation of liability

17.2.1 The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

17.2.2 A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18. COSTS AND EXPENSES

18.1 Transaction expenses

The Borrower shall, promptly on demand, pay the Facility Agent and the Arranger the amount of all costs and expenses (including reasonable or agreed legal fees and costs relating to site visits) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

18.1.1 this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

18.1.2 any other Finance Documents executed after the date of this Agreement.

18.2 Amendment costs

If:

18.2.1 an Obligor requests an amendment, waiver or consent; or

18.2.2 there is any change in law or any regulation which requires an amendment, waiver or consent under the Finance Documents,

the Borrower shall, within three Business Days of demand, reimburse each Finance Party for the amount of all costs and expenses (including legal fees) reasonably incurred by that Finance Party (and by any Representative appointed by such Finance Party) in responding to, evaluating, negotiating or complying with that request or requirement.

18.3 Enforcement and preservation costs

The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees on the scale between attorney and own client whether incurred before or after judgment) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against a Finance Party as a consequence of taking or holding the Transaction Security or enforcing these rights.

SECTION 7
GUARANTEE

19. GUARANTEE AND INDEMNITY

19.1 Guarantee and indemnity

19.2 Each Guarantor irrevocably and unconditionally jointly and severally, as a principal obligor and not merely as a surety on the basis of discrete obligations enforceable against it:

19.2.1 guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor's obligations under the Finance Documents;

19.2.2 undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

19.2.3 agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 if the amount claimed had been recoverable on the basis of a guarantee.

19.3 Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.4 Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, business rescue proceedings, liquidation, administration, winding up or otherwise, without limitation, then the liability of each Guarantor under this Clause 19 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

19.5 Waiver of defences

19.5.1 The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause 19, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:

(a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f) any unenforceability, illegality, invalidity, suspension or cancellation of any obligation of any person under any Finance Document or any other document or security; or

(g) any insolvency, liquidation, winding up, business rescue or similar proceedings (including, but not limited to, receipt of any distribution made under or in connection with those proceedings).

19.6 Guarantor intent

Without prejudice to the generality of Clause 19.5 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following:  business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

19.7 Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.8 Appropriations

19.8.1 Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any agent or other person on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 19.

19.9 Deferral of Guarantors' rights

19.9.1 Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19:

(a) to be indemnified by an Obligor;

(b) to claim any contribution from any other guarantor of or provider of security for any Obligor's obligations under the Finance Documents;

(c) to take the benefit (in whole or in part and whether by way of subrogation, cession of action or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 19.1 (Guarantee and indemnity);

(e) to exercise any right of set-off against any Obligor; and/or

(f) to claim, rank, prove or vote as a creditor or shareholder of any Obligor in competition with any Finance Party.

19.9.2 If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for, or otherwise for the benefit of, the Finance Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 30 (Payment Mechanics).

19.10 Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20. REPRESENTATIONS

Each Obligor (other than K2020 and K2021) makes the representations and warranties set out in this Clause 20 to each Finance Party. A reference in this Clause to "it" or "its" includes, unless the context otherwise requires, each Obligor.  The Finance Parties enter into the Finance Documents to which they are party on the strength of and relying on the representations and warranties set out in this Clause 20, each of which is a separate representation and warranty, given without prejudice to any other representation or warranty and is deemed to be a material representation or warranty (as applicable) inducing the Finance Parties to enter into the Finance Documents.

20.1 Status

20.1.1 It is a limited liability corporation, duly incorporated and validly existing under the law of its Original Jurisdiction.

20.1.2 Each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

20.1.3 It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

20.2 Binding obligations

20.2.1 The obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations.

20.2.2 Without limiting the generality of Clause 20.2.1, each Transaction Security Document to which it is a party creates the Security which that Transaction Security Document purports to create and that Security is valid and effective.

20.3 Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with:

20.3.1 any law or regulation applicable to it;

20.3.2 the constitutional documents of any member of the Group; or

20.3.3 any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group's assets or constitute a default or termination event (however described) under any such agreement or instrument.

20.4 Power and authority

20.4.1 It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

20.4.2 No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

20.5 Validity and admissibility in evidence

20.5.1 All Authorisations required or desirable:

(a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b) to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

20.5.2 All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect.

20.6 Acquisition Documents

20.6.1 The Acquisition Documents contain all the terms of the Acquisition.

20.6.2 Each Acquisition Document to which it is a party is in full force and effect.

20.6.3 It is not in unremedied breach of any of its obligations under any Acquisition Document.

20.6.4 There have been no amendments to any Acquisition Document from the form provided to the Facility Agent pursuant to Clause 4.1 (Initial conditions precedent), other than any amendment permitted pursuant to Clause 23.29 (Acquisition Documents).

20.7 Governing law and enforcement

20.7.1 The choice of governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions.

20.7.2 Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

20.8 Insolvency and Financial Distress

20.8.1 No:

(a) corporate action, legal proceeding or other procedure or step described in Clause 24.7.1 (Insolvency proceedings); or

(b) creditors' process described in Clause 24.8 (Creditors' process),

has been taken or, to the knowledge of the Borrower, threatened in relation to any Obligor, Security Provider or member of the Group other than Cash Connect Collateral Rentals Holding Trust (Masters reference number IT3206/2011) and Cash Connect Management Solutions Employee Incentive Trust (Masters reference number IT2102/2021); and none of the circumstances described in Clause 24.6 (Insolvency) applies to any Obligor, Security Provider or member of the Group.

20.8.2 Neither it nor any other Obligor, Security Provider or any member of the Group is Financially Distressed (as defined in the Companies Act, 2008).

20.9 No filing or stamp taxes

Under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

20.10 Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

20.11 No default

20.11.1 No Event of Default and, on the date of this Agreement and the Closing Date, no Default is continuing or is reasonably likely to result from the making of any Loan or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

20.11.2 No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which has or is reasonably likely to have a Material Adverse Effect.

20.12 Base Case Model

The Base Case Model has been prepared on the basis of, amongst other things, historical financial statements which were prepared in accordance with IFRS for SMEs and as applied to the Original Financial Statements, and the financial projections contained in the Base Case Model have been prepared on the basis of recent historical information, are fair and based on reasonable assumptions and have been approved by the board of directors of the Borrower.

20.13 Financial Statements

20.13.1 The Original Financial Statements were prepared in accordance with IFRS for SMEs consistently applied.

20.13.2 The audited Original Financial Statements fairly present its financial condition and its results of operations during the relevant financial year.

20.13.3 There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group), since the date of the Original Financial Statements.

20.13.4 Its most recent financial statements delivered pursuant to Clause 21.3 (Financial statements):

(a) have been prepared in accordance with IFRS or IFRS for SMEs (as applicable) as applied to the Original Financial Statements; and

(b) fairly present its consolidated financial condition as at the end of, and its consolidated results of operations for, the period to which they relate.

20.13.5 The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

20.14 No proceedings

Except as expressly set out in Schedule 11 (Disclosure Schedule):

20.14.1 no litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency have (to the best of its knowledge and belief, having made due and careful enquiry) been started or threatened against it or any of its Subsidiaries;

20.14.2 no judgment or order of a court, arbitral body or agency has (to the best of its knowledge and belief, having made due and careful enquiry) been made against it or any of its Subsidiaries which remains outstanding.

20.15 No breach of laws

20.15.1 It has not (and no member of the Group has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

20.15.2 No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

20.16 Environmental laws

20.16.1 Each member of the Group is in compliance with Clause 23.3 Environmental compliance) and (to the best of its knowledge and belief, having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

20.16.2 No Environmental Claim has been commenced or (to the best of its knowledge and belief, having made due and careful enquiry) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

20.16.3 The cost to the Group of compliance with Environmental Laws (including Environmental Permits) is (to the best of its knowledge and belief, having made due and careful enquiry) adequately provided for in the Base Case Model and the cost of compliance with the recommendations contained in the Environmental Report is adequately provided for in the Base Case Model.

20.17 Taxation

20.17.1 It is not (and no member of the Group is) overdue in the filing of any Tax returns and it is not (and no member of the Group is) overdue in the payment of any amount in respect of Tax.

20.17.2 No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any member of the Group) with respect to Taxes.

20.17.3 It is resident for Tax purposes only in its Original Jurisdiction.

20.18 Anti-corruption law

Except as expressly set out in Schedule 11 (Disclosure Schedule), each member of the Group has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

20.19 Security and Financial Indebtedness

Except as expressly set out in Schedule 11 (Disclosure Schedule):

20.19.1 no Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than the Permitted Security;

20.19.2 no member of the Group has any Financial Indebtedness outstanding other than the Permitted Financial Indebtedness.

20.20 Ranking

The Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

20.21 Sanctions

No Obligor is (and no member of the Group is) party to or participates in any Sanctioned Transaction, has contravened any Sanctions or is targeted under any Sanctions.

20.22 Good title to assets

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

20.23 Legal and beneficial ownership

It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

20.24 Shares

20.24.1 The shares of any member of the Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights which have not been waived.

20.24.2 The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security.

20.24.3 There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Group (including any option or right of pre-emption or conversion) other than under the management incentive scheme approved by the Facility Agent.

20.25 Intellectual Property

It:

20.25.1 is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted on the date of this Agreement and as contemplated in the Base Case Model;

20.25.2 does not, in carrying on its businesses, infringe any Intellectual Property of any third party in any respect; and

20.25.3 has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.

20.26 Accounting Reference Date

The accounting reference date of each member of the Group is the Accounting Reference Date.

20.27 No adverse consequences

20.27.1 It is not necessary under the laws of its Relevant Jurisdictions:

(a) in order to enable any Finance Party to enforce its rights under any Finance Document; or

(b) by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

20.27.2 No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

20.28 Times when representations made

20.28.1 All the representations and warranties in this Clause 20 are made by each of the Obligors on the date of this Agreement.

20.28.2 All the representations and warranties in this Clause 20 are deemed to be made by each of the Obligors on the Closing Date.

20.28.3 The Repeating Representations are deemed to be made by each Obligor:

(a) on the date of the Utilisation Request;

(b) on the Utilisation Date; and

(c) on the first day of each Interest Period.

20.28.4 Each representation and warranty in this Clause 20 is deemed to be made by each Additional Obligor on the day which it becomes (or it is proposed that it becomes) an Additional Obligor.

20.28.5 Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

20.29 K2020 and K2021

20.29.1 K2020 makes the representations and warranties set out in clause 18 to the K2020 Facility Agreement mutatis mutandis in relation to this Agreement to each Finance Party.

20.29.2 K2021 makes the representations and warranties set out in clause 18 to the K2020 Facility Agreement as if a reference to K2020 were a reference to K2021 and mutatis mutandis in relation to this Agreement to each Finance Party.

20.29.3 The Finance Parties enter into the Finance Documents to which they are party on the strength of and relying on the representations and warranties made pursuant to Clauses 20.29.1 and 20.29.2, each of which is a separate representation and warranty, given without prejudice to any other representation or warranty and is deemed to be a material representation or warranty (as applicable) inducing the Finance Parties to enter into the Finance Documents.

20.29.4 The expiry or termination of the K2020 Facility Agreement will not affect the provisions of this Clause 20.29 will continue in force or which of necessity must continue to apply after that expiry or termination.

21. INFORMATION UNDERTAKINGS

21.1 The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.2 In this Clause 21:

21.2.1 Annual Financial Statements means the financial statements for a Financial Year delivered pursuant Clause 21.3.1 (Financial statements)

21.2.2 Quarterly Management Accounts means the management accounts delivered pursuant to Clause 21.3.2 (Financial statements).

21.3 Financial statements

The Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders:

21.3.1 as soon as they are available, but in any event within 180 days after the end of each of its Financial Years (or such other period agreed to by the Facility Agent), its audited consolidated financial statements for that Financial Year;

21.3.2 as soon as they are available, but in any event within 75 days after the end of each quarter of each of its financial years (other than those for the fourth quarter of any financial year which shall be provided within 90 days after the end of that quarter), its quarterly management accounts (which shall include, without limitation, a cash flow statement, income statement and balance sheet on a year-to-year basis) for that quarter on a consolidated basis for that quarter as well as a cash flow statement, income statement and balance sheet on a year-to-year basis for each other Obligor.

21.4 Provision and contents of Compliance Certificate

21.4.1 The Borrower shall supply a Compliance Certificate to the Facility Agent with each set of its Annual Financial Statements and each set of management accounts for a quarter.

21.4.2 The Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with Clause 22 (Financial Covenants).

21.4.3 Each Compliance Certificate shall be signed by the financial director and one other director of the Borrower.

21.5 Requirements as to financial statements

21.5.1 The Borrower shall procure that each set of Annual Financial Statements and Quarterly Management Accounts includes a balance sheet and income statement.  In addition the Borrower shall procure that:

(a) each set of its Annual Financial Statements shall be audited by the Auditors;

(b) each set of Quarterly Management Accounts is accompanied by a statement by the directors of the Borrower highlighting any material developments or proposals affecting the cashflow of the Group, including Consolidated EBITDA, revenue, net income and capital expenditure.

21.5.2 Each set of financial statements delivered pursuant to Clause 21.3 (Financial statements) (other than the Quarterly Management Accounts):

(a) shall be certified by the finance director and one other director of the relevant company as fairly presenting its financial condition and operations as at the date as at which those financial statements were drawn up;

(b) in the case of consolidated financial statements of the Group, shall be accompanied by a statement by the directors of the Borrower comparing actual performance for the period to which the financial statements relate to the actual performance for the corresponding period in the preceding Financial Year of the Group; and

shall be prepared using IFRS or IFRS for SMEs (as applicable), accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements, unless, in relation to any set of financial statements, the Borrower notifies the Facility Agent that there has been a change in IFRS or IFRS for SMEs (as applicable) or the accounting practices and the Auditors deliver to the Facility Agent:

(i) a description of any change necessary for those financial statements to reflect IFRS or IFRS for SMEs (as applicable) or accounting practices upon which the Base Case Model or, the Original Financial Statements were prepared; and

(ii) sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 22 (Financial covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Base Case Model or the Original Financial Statements.

21.5.3 Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Base Case Model or, as the case may be, the Original Financial Statements were prepared.

21.5.4 If the Facility Agent wishes to discuss the financial position of any member of the Group with the auditors of that member of the Group, the Facility Agent may notify the Borrower, stating the questions or issues which the Facility Agent wishes to discuss with those auditors.  In this event, the Borrower must ensure that those auditors are authorised (at the expense of the Borrower):

(a) to discuss the financial position of the relevant member of the Group with the Facility Agent on request from the Facility Agent; and

(b) to disclose to the Facility Agent for the Finance Parties any information which the Facility Agent may reasonably request.

21.6 Presentations

Once in every Financial Year, or more frequently if requested to do so by the Facility Agent if the Facility Agent reasonably suspects a Default is continuing or may have occurred or may occur, at least one director and the chief financial officer of the Borrower must give a presentation to the Finance Parties about the on-going business and financial performance of the Group.

21.7 Board packs

The Borrower shall, on request by the Facility Agent, deliver to the Facility Agent, in sufficient copies for all Lenders, at the same time they are distributed to the relevant board of directors, copies of all board packs submitted to the board of directors of an Obligor.

21.8 Year-end

No Obligor shall change its Accounting Reference Date other than to the Accounting Reference Date set out in Clause 1.1.4(b).

21.9 Information: miscellaneous

21.9.1 The Borrower shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a) copies of all documents dispatched by an Obligor to:

(i) its creditors (or any class of them) generally; or

(ii) its shareholders (or any class of them) generally pursuant to any applicable law or regulation,

in each case, at the same time as they are dispatched;

(b) promptly upon becoming aware of them, details and copies of any changes proposed to or made to its constitutional documents or the constitutional documents of it or any other Obligor (including the filing of any Memorandum of Incorporation under the Companies Act), where such changes do, or are reasonably likely to, adversely affect the interests of the Finance Parties;

(c) promptly upon becoming aware of them, the details of any litigation, arbitration, administrative proceedings, liquidation applications, winding up applications or business rescue applications which are current, threatened or pending against it or any other member of the Group, and, in the case of any litigation, arbitration or administrative proceedings, involve liability in an aggregate amount which (together with any other liability in respect of litigation, arbitration or administrative proceedings) is in excess of R10,000,000; and

(d) promptly, such further information regarding the financial condition, business and operations of it or any other member of the Group as any Finance Party (through the Facility Agent) may reasonably request.

21.10 Notification of default

21.10.1 Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

21.10.2 Promptly upon a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.11 "Know your customer" checks

21.11.1 If:

(a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b) any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(c) a proposed transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such transfer,

obliges the Facility Agent or any Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures (whether in terms of the Financial Intelligence Centre Act, 2001 or otherwise) in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in paragraph (c) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

21.11.2 Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

21.11.3 The Borrower shall, by not less than 10 Business Days' prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 26 (Changes to the Obligors).

21.11.4 Following the giving of any notice pursuant to Clause 21.11.3, if the accession of such Additional Obligor obliges the Facility Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Facility Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

22. FINANCIAL COVENANTS

22.1 Financial Definitions

In this Agreement:

22.1.1 Borrowings means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of the members of the Covenant Group for or in respect of:

(a) moneys borrowed, credit provider and debit balances at banks or other financial institutions;

(b) any acceptances under any acceptance credit or bill discount facility (or dematerialised equivalent);

(c) any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d) any Finance Lease;

(e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirements for de-recognition under IFRS or IFRS for SMEs (as applicable));

(f) any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not a member of the Covenant Group which liability would fall within one of the other paragraphs of this definition;

(g) any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) or are otherwise classified as borrowings under IFRS or IFRS for SMEs (as applicable);

(h) any amount of any liability under an advance or deferred purchase agreement if:

(i) one of the primary reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question; or

(ii) the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply;

(i) any amount raised under any other transaction (including any forward sale or purchase agreement, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under IFRS or IFRS for SMEs (as applicable); and

(j) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above,

but shall exclude any debt which has been subordinated on terms acceptable to the Facility Agent.

22.1.2 Capital Expenditure means any expenditure or obligation in respect of expenditure which, in accordance with IFRS or IFRS for SMEs (as applicable), is treated as capital expenditure.

22.1.3 Cashflow means, in respect of any Measurement Period, Consolidated EBITDA for that Measurement Period after:

(a) adding the amount of any decrease (and deducting the amount of any increase) in Working Capital for that Measurement Period (save for any decrease or increase in relation to activities where the Covenant Group acted as agent);

(b) adding the amount of any cash receipts (and deducting the amount of any cash payments) during that Measurement Period in respect of any Exceptional Items not already taken account of in calculating Consolidated EBITDA for any Measurement Period (other than, in the case of cash receipts, Relevant Proceeds);

(c) adding the amount of any cash receipts during that Measurement Period in respect of any Tax rebates or credits and deducting the amount actually paid or due and payable in respect of Taxes during that Measurement Period by any member of the Covenant Group;

(d) adding (to the extent not already taken into account in determining Consolidated EBITDA) the amount of any dividends or other profit distributions received in cash by any member of the Group during that Measurement Period from any entity which is itself not a member of the Group and deducting (to the extent not already deducted in determining Consolidated EBITDA) the amount of any dividends paid in cash during the Measurement Period to minority shareholders in members of the Group;

(e) adding the amount of any increase in provisions, other non-cash debits and other non-cash charges (which are not Current Assets or Current Liabilities) and deducting the amount of any non-cash credits (which are not Current Assets or Current Liabilities) in each case to the extent taken into account in establishing Consolidated EBITDA;

(f) deducting 25 per cent. of the amount of any Capital Expenditure actually made (or due to be made) in cash for the purposes of maintenance during that Measurement Period by any member of the Covenant Group;

(g) deducting the amount of any trade payable in relation to any Excess Inventory;

(h) adding the amount of any trade payable in relation to any Excess Inventory as calculated at the beginning of the Measurement Period,

and so that no amount shall be added (or deducted) more than once.

22.1.4 Consolidated EBITDA means, in respect of any Measurement Period, the consolidated EBITDA of the Covenant Group.

22.1.5 Covenant Group means each member of the Group other than K2021, K2020 and Cash Connect Capital.

22.1.6 Current Assets means the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of each member of the Covenant Group including prepayments in relation to operating items and sundry debtors (but excluding Cash and Cash Equivalent Investments) expected to be realised within twelve months from the date of computation but excluding amounts in respect of:

(a) receivables in relation to Tax;

(b) Exceptional Items and other non-operating items;

(c) insurance claims; and

(d) any interest owing to any member of the Covenant Group.

22.1.7 Current Liabilities means the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals and provisions) of each member of the Covenant Group expected to be settled within 12 months from the date of computation but excluding amounts in respect of:

(a) liabilities for Borrowings and Finance Charges;

(b) liabilities for Tax;

(c) Exceptional Items and other non-operating items approved by the Facility Agent; and

(d) insurance claims; and.

(e) liabilities in relation to dividends declared but not paid by a member of the Covenant Group.

22.1.8 Debt Service means, in respect of any Measurement Period, the aggregate of:

(a) Net Finance Charges for that Measurement Period;

(b) all scheduled and mandatory repayments of Borrowings falling due during that Measurement Period but excluding:

(i) any amounts falling due under any GBF Documents and which were available for simultaneous redrawing according to the terms of that facility; and

(ii) for the avoidance of doubt, any mandatory prepayment made pursuant to Clause 8.3 (Disposal and Insurance Proceeds); and

(c) the amount of the capital element of any payments in respect of that Measurement Period payable under any Finance Lease entered into by any member of the Covenant Group,

and so that no amount shall be included more than once.

22.1.9 Debt Service Cover means the ratio of Cashflow to Debt Service in respect of any Measurement Period.

22.1.10 EBITDA, in relation to any Measurement Period and to a member of the Covenant Group, means the operating income of that member of the Covenant Group for that period, without taking any account of the following items (without double counting):

(a) any interest accrued as an obligation of, or owed to, any member of the Covenant Group, whether or not paid, deferred or capitalised during that period;

(b) any amount of Tax on profits, gains or income paid or payable by that member of the Covenant Group and any amount of any rebate or credit in respect of Tax on profits, gains or income received or receivable by that member of the Covenant Group;

(c) any depreciation or amortisation whatsoever, and any charge for impairment or any reversal in that period of any previous impairment charge;

(d) any loss or gain (as applicable) against book value incurred by that member of the Covenant Group on the Disposal of any asset (other than trading stock or motor vehicles) during that period and any gain arising on any revaluation of an asset during that period;

(e) any unrealised gains or losses due to exchange rate movements which are reported through the income statement;

(f) any unrealised gains or losses on any financial instrument (other than any financial instrument which is accounted for on a hedge accounting basis) which are reported through the income statement;

(g) any Exceptional Items approved by the Facility Agent in writing before the applicable Measurement Date;

(h) any Transaction Expenses,

and shall include the amount of Cash received by that member of the Covenant Group from an associate or investment (which is not a member of the Covenant Group) in which that member of the Covenant Group has an ownership interest in the ordinary course of business.

22.1.11 Exceptional Items means any exceptional, one off, non-recurring or extraordinary items, including (but not limited to) material items of an unusual or non-recurring nature which represent gains or losses on:

(a) the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(b) disposals, revaluations, write downs or impairment of non-current assets or any reversal of any write down or impairment;

(c) disposals of assets associated with discontinued operations; and

(d) disposals of assets associated with discontinued operations;

(e) to the extent not included in (a) to (d) above, any other non-cash add backs or series of non-cash add backs or other exceptional items (in the determination of the Facility Agent).

22.1.12 Excess Inventory means the difference between the current airtime inventory of the members of the Covenant Group and the average daily cost of airtime inventory sold for the most recent month multiplied by 3.5.

22.1.13 Finance Charges means, for any Measurement Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Borrowings paid or payable by any member of the Covenant Group (calculated on a consolidated basis) in cash or capitalised in respect of that Measurement Period:

(a) excluding any upfront fees or costs;

(b) including the interest (but not the capital) element of payments in respect of Finance Leases;

(c) excluding any payments on Operating Leases;

(d) including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Covenant Group under any interest rate hedging arrangement, but excluding any unrealised gains or losses under any such hedging arrangement;

and so that no amount shall be added (or deducted) more than once.

22.1.14 Finance Lease means any lease or hire purchase contract, a liability under which would, in accordance with the Accounting Principles in force, be treated as a balance sheet liability, save for any Operating Lease.

22.1.15 Financial Half-Year means the first six months after the Accounting Reference Date of the Borrower.

22.1.16 Financial Year means the annual accounting period of the Group ending on the Accounting Reference Date.

22.1.17 Interest Cover means the ratio of Consolidated EBITDA to Net Finance Charges in respect of any Measurement Period.

22.1.18 Leverage Ratio means, in respect of any Measurement Period, the ratio of Total Debt on the last day of that Measurement Period to Consolidated EBITDA in respect of that Measurement Period.

22.1.19 Measurement Date means, from the First Amendment and Restatement Date, the last day of the Financial Year and the last day of each other quarter.

22.1.20 Measurement Period means each period of 12 months ending on a Measurement Date.

22.1.21 Net Finance Charges means, for any Measurement Period, the Finance Charges for that Measurement Period after deducting:

(a) any interest accruing in respect of subordinated debt instruments, provided that such subordinated debt instruments are subordinated on terms acceptable to the Facility Agent;

(b) any interest payable in that Measurement Period to any member of the Covenant Group (other than by another member of the Covenant Group) on any Cash or Cash Equivalent Investment.

22.1.22 New Shareholder Injections means the aggregate amount subscribed for by any person (other than a member of the Covenant Group) for ordinary shares in the Borrower or for subordinated loans or other subordinated debt instruments in the Borrower, provided that such subordinated loans or other subordinated debt instruments are subordinated on terms acceptable to the Facility Agent.

22.1.23 Operating Lease means any lease contract (concluded either prior to or after 1 January, 2019), which would have been classified as an operating lease under IAS17 prior to 1 January, 2019 and, solely as a result of the adoption of IFRS16, with effect from 1 January, 2019 is now classified as a finance lease.

22.1.24 Relevant Proceeds means Disposal Proceeds or Insurance Proceeds (each as defined in Clause 8.3 (Disposal and Insurance Proceeds)).

22.1.25 Total Debt means, at any time, the aggregate amount of all obligations of the members of the Covenant Group for or in respect of Borrowings at that time but:

(a) excluding any such obligations to any other member of the Covenant Group;

(b) excluding any debt provided by the shareholders of the Borrower to the Borrower that is subordinated on terms acceptable to the Facility Agent; and

(c) including, in the case of Finance Leases only, their capitalised value,

and so that no amount shall be included or excluded more than once.

22.1.26 Transaction Costs means any non-recurring, once-off transaction costs (including legal, advisory and other professional fees and costs, front-end fees payable under the Finance Documents and the Acquisition Documents incurred and paid for by a member of the Covenant Group in connection with the Acquisition within a period of twelve months from the Closing Date.

22.1.27 Working Capital means, on any date, Current Assets less Current Liabilities.

22.2 Financial condition

The Borrower shall ensure that:

22.2.1 Debt Service Cover:

The Obligors shall ensure that the Debt Service Cover for any Measurement Period shall not be less than the ratio set out in column 2 below opposite that Measurement Period:

Measurement Period	Ratio
[Column 1]	[Column 2]
Each Measurement Period ending before or on 31 December, 2023:	1.20 : 1
Thereafter, each Measurement Period ending before or on 31 December, 2024:	1.20 : 1
Thereafter, each Measurement Period ending before or on 31 December, 2025:	1.20 : 1
Thereafter, each Measurement Period ending before or on 31 December, 2026:	1.20 : 1
Thereafter	1.20 : 1

22.2.2 Interest Cover:

The Obligors shall ensure that the Interest Cover for any Measurement Period shall not be less than the ratio set out in column 2 below opposite that Measurement Period:

Measurement Period	Ratio
[Column 1]	[Column 2]
Each Measurement Period ending before or on 31 December, 2023:	2.50 : 1
Thereafter, each Measurement Period ending before or on 31 December, 2024:	3.00 : 1
Thereafter, each Measurement Period ending before or on 31 December, 2025:	3.50 : 1
Thereafter, each Measurement Period ending before or on 31 December, 2026:	3.50 : 1
Thereafter	3.50 : 1

22.2.3 Leverage Ratio:

The Obligors shall ensure that the Leverage Ratio for any Measurement Period shall not be more than the ratio set out in column 2 below opposite that Measurement Period:

Measurement Period	Ratio
[Column 1]	[Column 2]
Each Measurement Period ending before or on 31 December, 2023:	3.50 : 1
Thereafter, each Measurement Period ending before or on 31 December, 2024:	3.25 : 1
Thereafter, each Measurement Period ending before or on 31 December, 2025:	2.75 : 1
Thereafter, each Measurement Period ending before or on 31 December, 2026:	2.50 : 1
Thereafter	2.25 : 1

22.3 Financial testing

22.3.1 The financial covenants set out in Clause 22.2 (Financial condition) shall be calculated in accordance with IFRS or IFRS for SMEs (as applicable) and tested by reference to each of the financial statements delivered pursuant to Clauses 21.3.1 and 21.3 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 21.4 (Provision and contents of Compliance Certificate).

22.3.2 In respect of any Measurement Period ending on a Measurement Date occurring less than 12 months after the Closing Date:

(a) Net Finance Charges shall be calculated on a pro forma basis for the period from the beginning of that Measurement Period until the Closing Date on the basis of annualising the actual Net Finance Charges from the Closing Date until the end of that Measurement Period; and

(b) Consolidated EBITDA shall be Consolidated EBITDA for the 12 month period ending on that Measurement Date.

22.4 Equity Cure

22.4.1 If:

(a) as at a Measurement Date, any requirement of Clauses 22.2.1, 22.2.2 or 22.2.3 is not met;

(b) a Compliance Certificate to be delivered pursuant to Clause 21.4 (Provision and contents of Compliance Certificate) will show, for any Measurement Period (the Cure Measurement Period) that there would be or is likely to be a breach of Clause 22.2 (Financial condition), the Borrower:

(i) may procure the provision of New Shareholder Injections in an amount sufficient to prevent or cure the relevant breach in accordance with Clause 22.4.3 (such amount, the Equity Cure Proceeds and, such right, an Equity Cure Right); and

(ii) if such New Shareholder Injection is provided, shall procure that the Equity Cure Proceeds are applied in prepayment of the Term Facilities, and shall apply no less than the Equity Cure Proceeds towards a prepayment of the Term Facilities.

22.4.2 Any Equity Cure Proceeds must be provided and any Equity Cure Proceeds applied in prepayment of the Term Facilities on or prior to the date (the Equity Cure Prepayment Date) occurring 45 days after the date on which the Relevant Financial Undertaking was not met.

22.4.3 Upon receipt in cash of the Equity Cure Proceeds and the application of the Equity Cure Proceeds in accordance with Clause 22.4.1(b)(ii), the financial covenants shall be calculated for the Cure Measurement Period and the immediately succeeding three Measurement Periods such that:

(a) for the purposes of Leverage Ratio, the amount of the Equity Cure Proceeds applied in prepayment of the Term Facilities shall be deemed to reduce the amount of Borrowings as at the Measurement Date falling at the end of the Cure Measurement Period (the Cure Measurement Date), and the amount of Borrowings resulting from such reduction shall be used in the calculation of the Leverage Ratio; and

(b) for the purposes of the Interest Cover and the Debt Service Cover, the amount of the Equity Cure Proceeds applied in prepayment of the Term Facilities shall be deemed (for this purpose only) to have been received on the first day of the Cure Measurement Period and Net Finance Charges and Debt Service shall be calculated to reflect such deemed prepayment (by excluding any Finance Charges and Debt Service in respect of the amount deemed to have been received), and Net Finance Charges and Debt Service resulting from such calculation shall be used in the calculation of the Interest Cover and the Debt Service Cover,

in each case, making any further adjustment needed to ensure no double counting or accumulation of cure benefit, and as evidenced by delivery of the Compliance Certificate for the Cure Measurement Period.

22.4.4 If after the financial covenants in Clause 22.2 (Financial condition) are calculated, the breach has been prevented or cured, the covenants in Clause 22.2 (Financial condition) shall be deemed to have been satisfied on the Cure Measurement Date as though no breach had ever occurred and any related Default shall be deemed never to have occurred.

22.4.5 An Equity Cure Right may not be exercised:

(a) in respect of two successive Measurement Periods; and

(b) on more than three occasions during the term of the Facilities.

23. GENERAL UNDERTAKINGS

The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1 Authorisations

Each Obligor shall (and shall procure that each other member of the Group will) promptly:

23.1.1 obtain, comply with and do all that is necessary to maintain in full force and effect; and

23.1.2 supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(a) enable it to perform its obligations under the Finance Documents;

(b) ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and

(c) carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

23.2 Compliance with laws

Each Obligor shall (and shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, and obtain and comply with all permits and licenses, in each case, either (a) to the extent the same are material to the conduct of its business, or (b) if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

23.3 Environmental compliance

23.3.1 Each Obligor shall (and shall ensure that each member of the Group will):

(a) comply with all Environmental Laws;

(b) obtain, maintain and ensure compliance with all requisite Environmental Permits; and

(c) implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

23.4 Environmental Claims

23.4.1 Each Obligor shall, promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a) any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b) any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect or would result in a financial liability for the Finance Parties.

23.5 Anti-corruption law

23.5.1 No Obligor shall (and shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facilities for any purpose which would breach the Prevention and Combatting of Corrupt Activities Act, 2004, the United Kingdom Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

23.5.2 Each Obligor shall (and shall ensure that each other member of the Group will):

(a) conduct its businesses in compliance with applicable anti-corruption laws; and

(b) maintain policies and procedures designed to promote and achieve compliance with such laws.

23.6 Sanctions

23.6.1 No Obligor shall (and shall ensure that no other member of the Group will):

(a) contravene any Sanctions;

(b) be a party to or participate in a Sanctioned Transaction in any manner.

23.6.2 Each Obligor shall (and shall ensure that each other member of the Group will) maintain and implement policies and procedures designed to prevent it from being or becoming involved in a Sanctioned Transaction.

23.7 Guarantor coverage

23.7.1 The Borrower shall ensure that, at all times after the Closing Date, the aggregate contribution of the Guarantors (calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) represents not less than 90.00 per cent. of the gross assets, Consolidated EBITDA and total revenue of the Group.

23.7.2 If, at any time after the date of this Agreement:

(a) it is demonstrated by reference to the financial statements of any Subsidiary and the consolidated financial statements of the Group that any member of the Group is a Material Subsidiary; or

(b) a member of the Group otherwise is or becomes a Material Subsidiary,

then, the Borrower shall, subject to Clause 21 (Information Undertakings), promptly and in any event within 10 Business Days of the delivery of those financial statements procure that that Material Subsidiary becomes an Additional Guarantor in the manner required by Clause 26.2 (Additional Guarantors).

23.8 Taxation

23.8.1 Each Obligor shall (and shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a) such payment is being contested in good faith;

(b) adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 21.3 (Financial statements); and

(c) such payment can be lawfully withheld.

23.8.2 No member of the Group may change its residence for Tax purposes.

23.9 Merger

No Obligor shall (and shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than as may be contemplated in the Acquisition Documents (in the form provided to the Facility Agent pursuant to Clause 4.1 (Initial conditions precedent)) or with the express prior consent of the Facility Agent.

23.10 Change of business

The Borrower shall procure that no substantial change is made to the general nature of its business or the business of the Group taken as a whole from that carried on Group at the Acquisition Date.

23.11 Acquisitions

23.11.1 Except as permitted under Clause 23.11.2 no Obligor shall (and Borrower shall ensure that no other member of the Group will):

(a) acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(b) incorporate a company.

23.11.2 Clause 23.11.1 does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is a Permitted Acquisition.

23.12 Joint ventures

23.12.1 No Obligor shall (and shall ensure that no other member of the Group will):

(a) enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(b) transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing),

(a Joint Venture Investment) other than with the prior written consent of the Facility Agent (acting on the instructions of the Lenders).

23.12.2 Clause 23.12.1 does not apply to any investment in any Joint Venture where:

(a) the Joint Venture carries on or will carry on a business similar to that undertaken by the Group as at the date of the investment;

(b) no Default is continuing on the completion of the investment or would occur as a result; and

(c) the aggregate of all Joint Venture Investments of any member or members of the Group does not exceed R50,000,000 (or its equivalent in any other currency) at any time.

23.13 Preservation of assets

Each Obligor shall (and shall ensure that each other member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.

23.14 Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

23.15 Negative pledge

23.15.1 In this Clause 23.15, Quasi-Security means an arrangement or transaction described in Clause 23.15.2(b).

23.15.2 Except as permitted under paragraph (c) below:

(a) No Obligor shall (and shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b) No Obligor shall (and shall ensure that no other member of the Group will):

(i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any other member of the Group;

(ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii) enter into or permit to subsist any title retention arrangement;

(iv) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(v) enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c) Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is Permitted Security.

23.16 Disposals

23.16.1 Except as permitted under Clause 23.16.2, no Obligor shall (and shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

23.16.2 Clause 23.16.1 does not apply to any sale, lease, transfer or other disposal which is a Permitted Disposal.

23.17 Arm's length basis

23.17.1 Except as permitted by Clause 23.17.2, no Obligor shall (and shall ensure that no other member of the Group will) enter into any transaction with any person except on arm's length terms and for full market value.

23.17.2 The following transactions shall not be a breach of this Clause 23.17:

(a) transactions between Obligors which are on arm's length basis;

(b) intra-Group loans that constitute Permitted Loans;

(c) shareholder loans that constitute Permitted Loans, provided that the repayment of any such shareholder loans must comply with Clause 23.20 (Dividends and share redemption); and

(d) fees, costs and expenses payable under the Finance Documents in the amounts set out in the Finance Documents delivered to the Facility Agent under Clause 4.1 (Initial conditions precedent) or agreed by the Facility Agent.

23.18 Loans or credit

23.18.1 Except as permitted under Clause 23.18.2, no Obligor shall (and shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness.

23.18.2 Clause 23.18.1 does not apply to a Permitted Loan.

23.19 No guarantees or indemnities

23.19.1 Except as permitted under Clause 23.19.2, no Obligor shall (and shall ensure that no other member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

23.19.2 Clause 23.20.1 does not apply to a guarantee which is a Permitted Guarantee.

23.20 Dividends and share redemption

23.20.1 Except as permitted under Clause 23.20.2, the Borrower shall not (and will ensure that no other member of the Group will):

(a) declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b) repay or distribute any dividend or share premium reserve;

(c) pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Borrower; or

(d) redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

23.20.2 Clause 23.20.1 does not apply to a Permitted Distribution.

23.21 Financial Indebtedness

23.21.1 Except as permitted under Clause 23.21.2 (Financial Indebtedness), no Obligor shall (and shall ensure that no other member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

23.21.2 Clause 23.21.1 does not apply to Financial Indebtedness which is Permitted Financial Indebtedness.

23.22 Share capital

23.22.1 No Obligor shall (and shall ensure that no other member of the Group will) issue any shares.

23.22.2 Clause 23.22.1 does not apply to:

(a) the issue of shares by a member of the Group to another person as part of a Permitted BEE Transaction, provided such issue does not lead to a Change of Control;

(b) the issue of ordinary shares pursuant to the exercise of an Equity Cure Right;

(c) the issue of ordinary shares by the Borrower to Lesaka where such shares become the subject of Transaction Security for the benefit of the Finance Parties;

(d) the issue of ordinary shares by a member of the Group to another member of the Group which is a shareholder in it prior to that issue where, if any shares in the company issuing those shares are the subject of Transaction Security, such shares become the subject of an equivalent Security for the benefit of the Finance Parties on the same terms;

(e) the issue of redeemable preference shares by any member of the Group pursuant to a Refinancing.

23.23 Insurance

23.23.1 In this Clause 23.23, a prudent owner means a prudent owner and operator of any business and of any assets of a type and size, similar to those owned and operated by any member of the Group in a similar location.

23.23.2 Each Obligor shall (and shall ensure that each other member of the Group will):

(a) maintain insurances on and in relation to its business and assets against those risks and to the extent that a prudent owner would;

(b) ensure that all insurances are placed with reputable independent insurance companies or underwriters;

(c) ensure that it is free to cede by way of security all amounts payable to it under each of its Insurances and all its rights in connection with those amounts in favour of the Finance Parties;

(d) promptly pay (or procure payment of) all premiums and do anything which is necessary to keep each of its Insurances in full force and effect;

(e) not do or allow anything to be done which may (and promptly notify the Facility Agent of any event or circumstance which does or is reasonably likely to) entitle any insurer of any of its Insurances to repudiate, rescind or cancel it or to treat it as avoided in whole or in part or otherwise decline any valid claim under it by or on behalf of any member of the Group; and

(f) ensure that the Facility Agent is named as loss payee under all Insurances maintained with effect from the date on which notice is given to the relevant insurer by or on behalf of the Facility Agent of the occurrence of an Event of Default and until that insurer is notified by or on behalf of the Facility Agent that such Event of Default has ceased to be continuing. Each Obligor shall (and shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

23.24 Access

If a Default is continuing or the Facility Agent reasonably suspects a Default is continuing or may occur,  each Obligor shall, and shall ensure that each member of the Group will, (not more than once in every Financial Year unless the Facility Agent reasonably suspects a Default is continuing or may occur) permit the Facility Agent and/or accountants or other professional advisers and contractors of the Facility Agent free access at all reasonable times and on reasonable notice at the risk and cost of the Obligor to (a) the premises, assets, books, accounts and records of each member of the Group and (b) meet and discuss matters with senior management of the Borrower.

23.25 Intellectual Property

23.25.1 Each Obligor shall (and shall procure that each other member of the Group will):

(a) preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Group member;

(b) use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(c) make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d) not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and

(e) not discontinue the use of the Intellectual Property,

where failure to do so, in the case of paragraphs (a) and (b) above, or, in the case of paragraphs (d) and (e) above, such use, permission to use, omission or discontinuation, is reasonably likely to have a Material Adverse Effect.

23.26 Financial assistance

Each Obligor shall (and shall procure each other member of the Group will) comply in all respects with sections 44 and 45 of the Companies Act, 2008 and any equivalent legislation in other jurisdictions including in relation to the execution of the Transaction Security Documents and payment of amounts due under this Agreement.

23.27 Treasury Transactions

No Obligor shall (and will procure that no other member of the Group will) enter into any Treasury Transaction, other than:

23.27.1 spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for investment or speculative purposes;

23.27.2 any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group for a period of not more than 12 months and not for speculative purposes.

23.28 Further assurance

23.28.1 Each Obligor shall (and shall procure that each other member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Facility Agent may reasonably specify (and in such form as the Facility Agent may reasonably require in favour of the Finance Parties or their respective nominee(s)):

(a) to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage bond, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Finance Parties provided by or pursuant to the Finance Documents or by law;

(b) to confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(c) to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

23.28.2 Each Obligor shall (and shall procure that each other member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Finance Parties by or pursuant to the Finance Documents.

23.29 Acquisition Documents

23.29.1 The Borrower shall not amend, vary or terminate the Acquisition Documents on or before the Acquisition Date without the express prior consent of the Facility Agent.

23.29.2 After the Acquisition Date, the Borrower shall not amend, vary or terminate the Acquisition Documents in a manner which could reasonably be expected to be materially adverse to the Finance Parties without the express prior consent of the Facility Agent.

23.29.3 Subject to Clause 23.29.2, the Borrower shall promptly supply to the Facility Agent, the details and copies of any amendments made or proposed to be made to the Acquisition Documents and any proposed or actual termination of the Acquisition Documents.

24. EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 24 is an Event of Default (save for Clause 24.17 (Acceleration) and Clause 24.18 (Clean-Up Period)).

24.1 Non-payment

An Obligor or any other Security Provider does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless its failure to pay is caused by:

24.1.1 administrative or technical error; or

24.1.2 a Disruption Event,

and payment is made within three Business Days of its due date.

24.2 Financial covenants and other obligations

24.2.1 Any requirement of Clause 22 (Financial covenants) is not satisfied and is not cured in accordance with Clause 22.4 (Equity Cure), or an Obligor does not comply with the provisions of Clause 21 (Information Undertakings) or Clause 23 (General Undertakings)

24.2.2 An Obligor or any other Security Provider does not comply with any provision of any Transaction Security Document.

24.3 Other obligations

24.3.1 An Obligor or any other Security Provider does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-payment) and Clause 24.2 (Financial covenants and other obligations)).

24.3.2 No Event of Default under Clause 24.3.1 will occur if the failure to comply is capable of remedy and is remedied within seven Business Days of the earlier of (i) the Facility Agent giving notice to the Obligors and (ii) the Obligors or the relevant Security Provider becoming aware of the failure to comply.

24.4 Misrepresentation

Any representation or statement made or deemed to be made by an Obligor or any other Security Provider in the Finance Documents or any other document delivered by or on behalf of any Obligor or any other Security Provider under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

24.5 Cross default

24.5.1 Any Financial Indebtedness of any member of the Group, any Obligor, any other Security Provider or any other member of the Group is not paid when due nor within any originally applicable grace period.

24.5.2 Any Financial Indebtedness of any member of the Group, any Obligor or any Security Provider is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

24.5.3 Any commitment for any Financial Indebtedness of any member of the Group, any Obligor or any Security Provider is cancelled or suspended by a creditor of any member of the Group, Obligor or Security Provider as a result of an event of default (however described).

24.5.4 Any creditor of any member of the Group, any Obligor or any other Security Provider becomes entitled to declare any Financial Indebtedness of any member of the Group, any Obligor or any other Security Provider due and payable prior to its specified maturity as a result of an event of default (however described).

24.5.5 No Event of Default will occur under this Clause 24.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within Clauses 24.5.1 to 24.5.4 is less than ZAR5,000,000 (or its equivalent in any other currency or currencies).

24.6 Insolvency

24.6.1 A member of the Group, any Obligor or any other Security Provider:

(a) is unable or admits inability to pay its debts as they fall due;

(b) is deemed to, or is declared to, be unable to pay its debts under applicable law;

(c) suspends or threatens to suspend making payments on any of its debts; or

(d) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

24.6.2 The Obligors or any other Security Provider is or is deemed by any authority or legislation to be Financially Distressed (as defined in the Companies Act, 2008).

24.6.3 The value of the assets of any member of the Group, any Obligor or any other Security Provider is less than its liabilities (taking into account contingent and prospective liabilities).

24.6.4 A moratorium is declared in respect of any indebtedness of any member of the Group, any Obligor or any other Security Provider.  If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

24.7 Insolvency and business rescue proceedings

24.7.1 Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a) the suspension of payments, a moratorium of any indebtedness, liquidation, winding-up, dissolution, administration, judicial managements, business rescue or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group, any Obligor or any other Security Provider;

(b) a composition, compromise, assignment or arrangement with any creditor of any member of the Group, any Obligor or any other Security Provider;

(c) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, judicial manager, business rescue practitioner or other similar officer in respect of any member of the Group, any Obligor any Security Provider or any of their assets; or

(d) enforcement of any Security over any assets of any member of the Group, any Obligor or any other Security Provider,

or any analogous procedure or step is taken in any jurisdiction.

24.7.2 A meeting is proposed or convened by the directors of any member of the Group, any Obligor or any other Security Provider, a resolution is proposed or passed, application is made or an order is applied for or granted, to authorise the entry into or implementation of any business rescue proceedings (or any similar proceedings) in respect of any member of the Group, any Obligor or any other Security Provider or any analogous procedure or step is taken in any jurisdiction.

24.7.3 Clauses 24.7.1 and 24.7.2 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

24.8 Creditors' process

Any expropriation, attachment, sequestration, implementation of any business rescue plan, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a member of the Group, any Obligor or any Security Provider and is not discharged within 14 days.

24.9 Unlawfulness and invalidity

24.9.1 It is or becomes unlawful for an Obligor or any other Security Provider to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Subordination Agreement is or becomes unlawful.

24.9.2 Any obligation or obligations of any Obligor or any other Security Provider under any Finance Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

24.9.3 Any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created under the Subordination Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

24.10 Cessation of business

Any member of the Group, any Obligor or any other Security Provider suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

24.11 Audit qualification

The Auditors qualify the audited annual consolidated financial statements of the Group.

24.12 Expropriation

The authority or ability of any member of the Group, any Obligor or any Security Provider to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group, any Obligor or any Security Provider or any of their assets.

24.13 Repudiation and rescission of agreements

An Obligor or any other Security Provider (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

24.14 Litigation

Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or threatened, or any judgment or order of a court, arbitral body or agency is made, in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against any member of the Group, any Obligor or any Security Provider or their assets which have, or has, or are, or is, reasonably likely to have a Material Adverse Effect.

24.15 Material adverse change

Any event or circumstance occurs which the Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

24.16 Conditions Subsequent

The relevant Obligor fails to provide a power of attorney in favour of attorneys Webber Wentzel to pass and register each of those general notarial bonds at the applicable Deeds Registry referred to in Schedule 9 (Transaction Security) and the registration of such notarial bond within 20 Business Days of the Closing Date.

24.17 Acceleration

On and at any time after the occurrence of an Event of Default the Facility Agent may, and shall if so directed by the Lenders:

24.17.1 by notice to the Borrower:

(a) cancel the Total Commitments at which time they shall immediately be cancelled;

(b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(c) declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Facility Agent on the instructions of the Lenders; and/or

24.17.2 exercise or direct the Facility Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

24.18 Clean-Up Period

24.18.1 Notwithstanding any other provision of any Finance Document:

(a) any breach by a member of the Target Group of a representation under Clause 20 (Representations);

(b) any breach by a member of the Target Group of an undertaking given by the Target Group under Clause 23 (General Undertakings); or

(c) any Event of Default by a member of the Target Group,

will be deemed not to be a breach of representation or warranty, a breach of that undertaking or an Event of Default (as the case may be) if:

(i) it would have been (if it were not for this provision) a breach of representation or warranty, a breach of undertaking or an Event of Default only by reason of circumstances relating exclusively to that member of the Target Group (or any obligation to procure or ensure in relation to a member of the Target Group);

(ii) it does not relate to an Excluded Representation or an Excluded Event of Default;

(iii) it is capable of remedy and reasonable steps are being taken to remedy it;

(iv) it occurs and is remedied within 4 months of the Acquisition Date (the Clean-up Date);

(v) the circumstances giving rise to it have not been procured by or approved by any Original Obligor;

(vi) it does not prevent the granting of security over the Target Assets; and

(vii) it is not reasonably likely to have a Material Adverse Effect.

24.18.2 If the relevant circumstances are continuing on or after the Clean-up Date, there shall be a breach of representation or warranty, breach of covenant or Event of Default, as the case may be notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties).

24.18.3 In this Clause 24.18:

Excluded Event of Default means an Event of Default under Clause 24.1 (Non-payment), Clause 24.4 (Misrepresentation) (but only in so far as it relates to an Excluded Representation); and

Excluded Representation means a representation made under Clause 20.1 (Status), Clause 20.4 (Power and authority), Clause 20.2 (Binding obligations), Clause 20.3 (Non-conflict with other obligations), Clause 20.5 (Validity and admissibility in evidence) and Clause 20.19 (Security and Financial Indebtedness).

SECTION 9
CHANGES TO THE PARTIES

25. CHANGES TO THE LENDERS

25.1 Cession and delegation by the Lenders

25.1.1 Subject to this Clause 25, a Lender (the Existing Lender) may cede and/or delegate (a Transfer) any or all of its rights and/or obligations under this Agreement and/or under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).

25.1.2 Each Obligor consents to any splitting of claims which may arise as a result of a Transfer permitted by this Agreement.

25.2 Obligor consent

25.2.1 The consent of the Obligors is not required for a Transfer by an Existing Lender if:

(a) the New Lender is another Lender or an Affiliate of a Lender;

(b) the New Lender is a person identified in Schedule 10 (Acceptable Lenders); or

(c) an Event of Default is continuing.

Except as detailed above, the express consent of the Obligors is required for a Transfer to a prospective New Lender.

25.2.2 Where the consent of the Obligors to a Transfer is required under Clause 25.2.1 above, that consent must not be unreasonably withheld or delayed.  The Obligors will be deemed to have given its consent 10 Business Days after the Existing Lender has requested it, unless consent is expressly refused by the Obligors within that time.

25.3 Other conditions of transfer

25.3.1 A Transfer will only be effective if there is compliance with the procedure set out in Clause 25.5 (Procedure for transfer).

25.3.2 If:

(a) a Lender Transfers any of its rights or obligations under the Finance Documents; and

(b) as a result of circumstances existing at the date the Transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender under Clause 15 (Increased Costs),

then the New Lender only entitled to receive payment under that Clause to the same extent as the Existing Lender would have been if the Transfer or change had not occurred.

25.3.3 Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the Transfer becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

25.4 Limitation of responsibility of Existing Lenders

25.4.1 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(a) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(b) the financial condition of any Obligor or any Security Provider;

(c) the performance and observance by any Obligor, any other member of the Group, or any other Security Provider of its obligations under the Finance Documents or any other documents; or

(d) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

25.4.2 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(a) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document or the Transaction Security; and

(b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

25.4.3 Nothing in any Finance Document obliges an Existing Lender to:

(a) accept a re-transfer from a New Lender of any of the rights and obligations Transferred under this Clause 25; or

(b) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by an Obligor of its obligations under the Finance Documents or otherwise.

25.5 Procedure for transfer

25.5.1 Subject to the conditions set out in Clause 25.2 (Obligor consent) and Clause 25.3 (Other conditions of transfer) a Transfer is effected in accordance with Clause 25.5.3 when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to Clause 25.5.2, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

25.5.2 The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

25.5.3 On the Transfer Date:

(a) the Transfer shall take effect under the Finance Documents so that the  rights and/or obligations which are the subject of the Transfer shall be ceded and delegated by the Existing Lender to the new Lender (the Transferred Rights and Obligations);

(b) each Obligor shall perform their obligations and exercise their rights in relation to the Transferred Rights and Obligations in favour of or against the New Lender, as the case may be;

(c) the Facility Agent, the Arranger, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Term Lender with the rights, and/or obligations comprising the Transferred Rights and Obligations; and

(d) the Facility Agent, the Arranger and the Existing Lender shall be released from further obligations to each other, and the Existing Lender shall be released from further obligations to each other Lender under the Finance Documents to the extent of the Transferred Rights and Obligations; and

(e) the New Lender shall become a Party as a "Lender".

25.6 Copy of Transfer Certificate to Borrower

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Borrower a copy of that Transfer Certificate.

26. CHANGES TO THE OBLIGORS

26.1 Cessions and delegations by Obligors

No Obligor nor any other Security Provider may cede any of its rights or delegate any of its rights or obligations under the Finance Documents.

26.2 Additional Guarantors

26.2.1 Subject to compliance with the provisions of Clauses 21.11.3 and 21.11.4 "Know your customer" checks), the Borrower may request that any of its Subsidiaries become a Guarantor.

26.2.2 A member of the Group shall become an Additional Guarantor if:

(a) the Borrower and the proposed Additional Guarantor deliver to the Facility Agent a duly completed and executed Accession Letter; and

(b) the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agent.

26.2.3 The Facility Agent shall notify the Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

26.2.4 Other than to the extent that the Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in Clause 26.2.3, the Lenders authorise (but do not require) the Facility Agent to give that notification.  The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

26.3 Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in Clause 20.28 (Times when representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

SECTION 10
THE FINANCE PARTIES

27. ROLE OF THE FACILITY AGENT, THE ARRANGER AND OTHERS

27.1 Appointment of the Facility Agent

27.1.1 Each of the Arranger and the Lenders appoints the Facility Agent to act as its agent under and in connection with the Finance Documents (other than, in respect of the GBF Lender only, in connection with the day-to-day administration of the GBF Documents).

27.1.2 Each of the Arranger and the Lenders authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2 Instructions

27.2.1 The Facility Agent shall:

(a) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by the Lenders;

(b) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (a) above.

27.2.2 The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

27.2.3 Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

27.2.4 The Facility Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

27.2.5 In the absence of instructions, the Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

27.2.6 The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.  This Clause 27.2.6 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

27.3 Duties of the Facility Agent

27.3.1 The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

27.3.2 Subject to Clause 27.3.3, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

27.3.3 Without prejudice to Clause 25.6 (Copy of Transfer Certificate to ), Clause 27.3.2 shall not apply to any Transfer Certificate.

27.3.4 Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

27.3.5 If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

27.3.6 If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent or the Arranger) under this Agreement, it shall promptly notify the other Finance Parties.

27.3.7 The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

27.4 Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

27.5 No fiduciary duties

27.5.1 Nothing in any Finance Document constitutes the Facility Agent or the Arranger as a trustee or fiduciary of any other person.

27.5.2 None of the Facility Agent or the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

27.6 Business with the Group and Security Providers

The Facility Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group, any Obligor and any Security Provider.

27.7 Rights and discretions

27.7.1 The Facility Agent may:

(a) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(b) assume that:

(i) any instructions received by it from the Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(ii) unless it has received notice of revocation, that those instructions have not been revoked; and

(c) rely on a certificate from any person:

(i) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(ii) to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (i) above, may assume the truth and accuracy of that certificate.

27.7.2 The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(a) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));

(b) any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

27.7.3 The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

27.7.4 Without prejudice to the generality of Clause 27.7.3 or Clause 27.7.5, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be desirable.

27.7.5 The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

27.7.6 The Facility Agent may act in relation to the Finance Documents through its officers, employees and agents and the Facility Agent shall not:

(a) be liable for any error of judgment made by any such person; or

(b) be bound to supervise, or be in any way responsible for, any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Facility Agent's gross negligence or wilful misconduct.

27.7.7 Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

27.7.8 Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

27.7.9 Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

27.8 Responsibility for documentation

27.8.1 None of the Facility Agent or the Arranger is responsible or liable for:

(a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Arranger, an Obligor or any other Security Provider or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

27.9 No duty to monitor

27.9.1 The Facility Agent shall not be bound to enquire:

(a) whether or not any Default has occurred;

(b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c) whether any other event specified in any Finance Document has occurred.

27.10 Exclusion of liability

27.10.1 Without limiting Clause 27.10.2 (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Facility Agent,  the Facility Agent, will not be liable for:

(a) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(b) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or

(c) without prejudice to the generality of paragraphs (a) and (b) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(i) any act, event or circumstance not reasonably within its control; or

(ii) the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of:  nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

27.10.2 No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent, in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this Clause, subject to Clause 1.3 (Third party rights).

27.10.3 The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

27.10.4 Nothing in this Agreement shall oblige the Facility Agent or the Arranger to carry out:

(a) any "know your customer" or other checks in relation to any person; or

(b) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender and each Lender confirms to the Facility Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arranger.

27.10.5 Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent's liability, any liability of the Facility Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss.  In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

27.11 Lenders' indemnity to the Facility Agent

27.11.1 Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

27.11.2 Subject to Clause 27.11.3, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent pursuant to Clause 27.11.1.

27.11.3 Clause 27.11.2 shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Facility Agent to an Obligor.

27.12 Resignation of the Facility Agent

27.12.1 The Facility Agent may resign and appoint one of its Affiliates acting through an office in South Africa as successor by giving notice to the Lenders and the Borrower.

27.12.2 Alternatively the Facility Agent may resign by giving 30 days' notice to the Lenders and the Borrower, in which case the Lenders (after consultation with the Borrower) may appoint a successor Facility Agent.

27.12.3 If the Lenders have not appointed a successor Facility Agent in accordance with Clause 27.12.2 within 20 days after notice of resignation was given, the retiring Facility Agent (after consultation with the Borrower) may appoint a successor Facility Agent (acting through an office in South Africa).

27.12.4 The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

27.12.5 The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.

27.12.6 Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 27.12.4 above) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Facility Agent) and this Clause 27 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date).  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

27.12.7 The Facility Agent shall resign in accordance with Clause 27.12.2 (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to Clause 27.12.3) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(a) the Facility Agent fails to respond to a request under Clause 14.7 (FATCA information) and the Borrower or a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(b) the information supplied by the Facility Agent pursuant to Clause 14.7 (FATCA information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(c) the Facility Agent notifies the Borrower and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Facility Agent, requires it to resign.

27.13 Replacement of the Facility Agent

27.13.1 After consultation with the Borrower, the Lenders may, by giving 30 days' notice to the Facility Agent replace the Facility Agent by appointing a successor Facility Agent (acting through an office in South Africa).

27.13.2 The retiring Facility Agent shall (at the expense of the Lenders) make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

27.13.3 The appointment of the successor Facility Agent shall take effect on the date specified in the notice from the Lenders to the retiring Facility Agent.  As from this date, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 27.13.2) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Facility Agent) and this Clause 27 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date).

27.13.4 Any successor Facility Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

27.14 Confidentiality

27.14.1 In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

27.14.2 If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

27.15 Relationship with the Lenders

27.15.1 The Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender:

(a) entitled to or liable for any payment due under any Finance Document on that day; and

(b) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

27.15.2 Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address and electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 32.2 (Addresses) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

27.16 Credit appraisal by the Lenders

27.16.1 Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a) the financial condition, status and nature of each member of the Group, each Obligor and each Security Provider;

(b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d) the adequacy, accuracy or completeness of any other information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e) the right or title of any person in or to, or the value or sufficiency of any part of the Secured Property, the priority of any of the Transaction Security or the existence of any Security affecting the Secured Property.

27.17 Facility Agent's management time

At any time following a cession and delegation by the Original Lender in accordance with Clause 25.1 (Cession and delegation by the Lenders) and provided that an Event of Default is then continuing, any amount payable to the Facility Agent under Clause 16.3 (Indemnity to the Facility Agent), Clause 18 (Costs and expenses) and Clause 27.11 (Lenders' indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Facility Agent under Clause 13 (Fees).

27.18 Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28. CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

28.1 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

28.2 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

28.3 oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29. SHARING AMONG THE FINANCE PARTIES

29.1 Payments to Finance Parties

If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with Clause 30 (Payment Mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

29.1.1 the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

29.1.2 the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 30 ((Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

29.1.3 the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 30.5 (Partial payments).

29.2 Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with Clause 30.5 (Partial payments) towards the obligations of that Obligors to the Sharing Finance Parties.

29.3 Recovering Finance Party's rights

On a distribution by the Facility Agent under Clause 29.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the that Obligor.

29.4 Reversal of redistribution

29.5 If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

29.5.1 each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

29.5.2 as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

29.6 Exceptions

29.6.1 This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

29.6.2 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(a) it notified the other Finance Party of the legal or arbitration proceedings; and

(b) the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11
ADMINISTRATION

30. PAYMENT MECHANICS

30.1 Payments to the Facility Agent

30.1.1 On each date on which an Obligor or a Lender is required to make a payment under a Finance Document (other than a GBF Document), that Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) in ZAR for value by no later than 12h00 (Johannesburg time) on the due date at the time and in such funds specified by the Facility Agent by way of a funds flow schedule or otherwise.

30.1.2 Payment shall be made to the following account of the Facility Agent:

Bank:	FirstRand Bank Limited

Account name:	RMB Domestic Money Market Account

Account number:	506 190 16740

Branch code:	255005

Reference:	IBDZHZCC

or such other account in South Africa with such bank as the Facility Agent specifies.

30.2 Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to an Obligor) and Clause 30.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank in South Africa in writing.

30.3 Distributions to an Obligor

The Facility Agent may (with the consent of the Obligor or in accordance with Clause 31 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4 Clawback

30.4.1 Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

30.4.2 If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

30.5 Partial payments

30.5.1 If the Facility Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Facility Agent shall apply that payment towards the obligations of the that Obligor under the Finance Documents in the following order:

(a) first, in or towards payment pro rata of any unpaid amount owing to the Facility Agent under the Finance Documents;

(b) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(c) thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(d) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

30.5.2 The Facility Agent shall, if so directed by the Lenders, vary the order set out in Clauses 30.5.1(b) to 30.5.1(d).

30.5.3 Clauses 30.5.1 and 30.5.2 will override any appropriation made by an Obligor.

30.6 Set-off by the Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.7 Business Days

30.7.1 Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

30.7.2 During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.8 Currency of account

30.8.1 Subject to Clauses 30.8.2 and 30.8.3, ZAR is the currency of account and payment for any sum due from an Obligor under any Finance Document.

30.8.2 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred, provided that the Facility Agent shall notify the Borrower should there be any costs, expenses or Taxes incurred in a currency other than ZAR.

30.8.3 Any amount expressed to be payable in a currency other than ZAR shall be paid in that other currency.

30.9 Disruption to payment systems etc.

If the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:

30.9.1 the Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facilities as the Facility Agent may deem necessary in the circumstances;

30.9.2 the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in Clause 30.9.1 if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

30.9.3 the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in Clause 30.9.1 but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

30.9.4 any such changes agreed upon by the Facility Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 36 (Amendments and Waivers);

30.9.5 the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 30.9; and

30.9.6 the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to Clause 30.9.4.

31. SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32. NOTICES

32.1 Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email or letter.

32.2 Addresses

32.2.1 The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a) in the case of the Obligors:

Address:	4 Harris Road Sandton Johannesburg Gauteng 2196

Email:	xxx

For the attention of:	Steven Heilbron

(b) in the case of the Facility Agent:

Address:	1 Merchant Place 14th Floor Cnr Fredman Drive and Rivonia Road Sandton, 2196

Email:	xxx

For the attention of:	Theresa Rheeder

(c) in the case of the Arranger:

Address:	1 Merchant Place 14th Floor Cnr Fredman Drive and Rivonia Road Sandton, 2196

Email:	xxx xxx xxx xxx xxx xxx

For the attention of:	Head of Transaction Management - Investment Banking Division

(d) in the case of the GBF Lender:

Address:	1 Merchant Place 14th Floor Cnr Fredman Drive and Rivonia Road Sandton, 2196

Email:	xxx xxx xxx xxx xxx xxx

For the attention of:	Head of Transaction Management - Investment Banking Division

(e) in the case of each Original Term Lender, the address and other details specified opposite its name in Part II of Schedule 1 (The Original);

(f) in the case of any other Lender, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party,

or any substitute address, email address or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

32.3 Domicilia

32.3.1 Each of the Parties chooses its physical address provided under or in connection with Clause 32.2 (Addresses) as its domicilium citandi et executandi at which documents in legal proceedings in connection with this Agreement or any other Finance Document may be served.

32.3.2 Any Party may by written notice to the other Parties change its domicilium from time to time to another address, not being a post office box or a poste restante, in South Africa, provided that any such change shall only be effective on the fourteenth day after deemed receipt of the notice by the other Parties pursuant to Clause 32.4 (Delivery).

32.4 Delivery

32.4.1 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective when received by the recipient and, unless the contrary is proved, shall be deemed to be received:

(a) when actually received (or made available) in readable form and, where it is received after 17:00, on the following day;

(b) if delivered by hand, be deemed to have been received at the time of delivery; or

(c) if by way of courier service, be deemed to have been received on the seventh Business Day following the date of such sending,

and, if a particular department or officer is specified as part of its address details provided under Clause 32.2 (Addresses), if addressed to that department or officer.

32.4.2 Any communication or document to be made or delivered to the Facility Agent will be effective only when actually received by the Facility Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent's signature below (or any substitute department or officer as the Facility Agent shall specify for this purpose).

32.4.3 All notices from or to the Obligors shall be sent through the Facility Agent.

32.4.4 Any communication or document which becomes effective, in accordance with Clauses 32.4.1 to 32.4.3, after 17h00. in the place of receipt shall be deemed only to become effective on the following day.

32.5 Notification of address and email address

Promptly upon receipt of notification of an address or email address or change of address or email address pursuant to Clause 32.2 (Addresses) or changing its own address or email address, the Facility Agent shall notify the other Parties.

32.6 English language

32.6.1 Any notice given under or in connection with any Finance Document must be in English.

32.6.2 All other documents provided under or in connection with any Finance Document must be:

(a) in English; or

(b) if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

33. CALCULATIONS AND CERTIFICATES

33.1 Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2 Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

33.3 Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days (irrespective of whether the year in question is a leap year).

34. PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid, unenforceable or inoperable in any respect under any law of any jurisdiction, neither the legality, validity, enforceability or operation of the remaining provisions nor the legality, validity, enforceability or operation of such provision under the law of any other jurisdiction will in any way be affected or impaired. The term inoperable in this Clause 34 shall include, without limitation, inoperable by way of suspension or cancellation.

35. REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document or other document or other indulgence shall operate as a waiver, nor shall any single or partial exercise of any right or remedy otherwise affect any of that Party's rights in terms of or arising from any Finance Document or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term of any Finance Document.  No consent to any waiver or novation of a Party's rights in terms of or arising from any Finance Document shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

36. AMENDMENTS AND WAIVERS

36.1 Required consents

36.1.1 Subject to Clause 36.2 (All Lender matters) and Clause 36.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the express consent of the Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

36.1.2 The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 36.

36.1.3 Without prejudice to the generality of Clauses 27.7.3, 27.7.4 and 27.7.5 (Rights and discretions), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

36.1.4 Each Obligor agrees to any such amendment or waiver permitted by this Clause 36 which is agreed to by the Borrower.

36.2 All Lender matters

36.2.1 An amendment, waiver or (in the case of a Transaction Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a) an extension to the date of payment of any amount under the Finance Documents (other than in relation to Clause 8 (Mandatory prepayment and cancellation));

(b) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(c) a change in currency of payment of any amount under the Finance Documents;

(d) an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(e) any provision which expressly requires the consent of all the Lenders;

(f) the definition of "Change of Control" in Clause 1.1.31 (Definitions), the definition of "Permitted Financial Indebtedness" in Clause 1.1.121 (Definitions), the definition of " Permitted Guarantee" in Clause 1.1.122 (Definitions), Clause 2.3 (Finance Parties' rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 7.1 (Illegality), Clause 8 (Mandatory Prepayment and Cancellation), , Clause 8.5 (Application of mandatory prepayments and cancellations, Clause 9.10 (Application of prepayments), Clause 14 (Tax Gross up and Indemnities), Clause 15 (Increased Costs), Clause 16 (Other Indemnities), Clause 25 (Changes to the Lenders), Clause 26 (Changes to the Obligors), this Clause 36 or Clause 43 (Governing Law);

(g) (other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(i) the Secured Property; or

(ii) the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except in the case of paragraphs (i) and (ii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(h) the release of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is permitted under this Agreement or any other Finance Document;

(i) any amendment to the subordination under any Finance Document,

shall not be made, or given, without the prior consent of all the Lenders.

36.3 Other exceptions

An amendment or waiver which relates to the rights or obligations of the Facility Agent or the Arranger (each in their capacity as such) may not be effected without the express prior consent of the Facility Agent or the Arranger, as the case may be.

36.4 Replacement of Lender

36.4.1 If the Obligors becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay additional amounts pursuant to Clause 15.1 (Increased costs), Clause 14.2 (Tax gross-up) or Clause 14.3 (Tax Indemnity) to any Lender, then the Borrower may, on 20 Business Days' prior written notice to the Facility Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a Replacement Lender) which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 25 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest and/or Break Costs and other amounts payable in relation thereto under the Finance Documents.

36.4.2 The replacement of a Lender pursuant to this Clause 36.4 shall be subject to the following conditions:

(a) the Borrower shall have no right to replace the Facility Agent;

(b) neither the Facility Agent nor the Lender shall have any obligation to the Borrower to find a Replacement Lender;

(c) in no event shall the Lender replaced under this Clause 36.4 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(d) the Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 36.4.1 once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.

36.4.3 A Lender shall perform the checks described in Clause 36.4.2(d) as soon as reasonably practicable following delivery of a notice referred to in Clause 36.4.2 and shall notify the Facility Agent and the Borrower when it is satisfied that it has complied with those checks.

37. CONFIDENTIAL INFORMATION

37.1 Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 37.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

37.2 Disclosure of Confidential Information

Any Finance Party may disclose:

37.2.1 to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph 37.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

37.2.2 to any person:

(a) to (or through) whom it Transfers (or may potentially Transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(b) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(c) appointed by any Finance Party or by a person to whom paragraph (a) or (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under Clause 27.15.2 (Relationship with the Lenders));

(d) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (a) or (b) above;

(e) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(f) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(g) who is a Party; or

(h) with the consent of the Borrower,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(i) in relation to paragraphs  (a), (b) and (c) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(ii) in relation to paragraph (d) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(iii) in relation to paragraphs  (e) and (f), the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

37.2.3 to any person appointed by that Finance Party or by a person to whom Clause 37.2.2(a) or 37.2.2(b) applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 37.2.3 if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and

37.2.4 to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors.

37.3 Entire agreement

This Clause 37 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

37.4 Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

37.5 Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

37.5.1 of the circumstances of any disclosure of Confidential Information made pursuant to Clause 37.2.2(e) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and

37.5.2 upon becoming aware that Confidential Information has been disclosed in breach of this Clause 37.

37.6 Continuing obligations

The obligations in this Clause 37 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

37.6.1 the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

37.6.2 the date on which such Finance Party otherwise ceases to be a Finance Party.

38. RENUNCIATION OF BENEFITS

Each Obligor renounces, to the extent permitted under applicable law, the benefits of each of the legal exceptions of excussion, division, revision of accounts, no value received, errore calculi, non causa debiti, non numeratae pecuniae and cession of actions, and declares that it understands the meaning of each such legal exception and the effect of such renunciation.

39. WAIVER OF IMMUNITY

Each Obligor waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

39.1 the giving of any relief by way of an interdict or order for specific performance or for the recovery of assets or revenues; and

39.2 the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

40. SOLE AGREEMENT

The Finance Documents constitute the sole record of the agreement between the Parties in regard to the subject matter thereof.

41. NO IMPLIED TERMS

No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in any Finance Document in regard to the subject matter thereof.

42. COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12
GOVERNING LAW AND ENFORCEMENT

43. GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by South African law.

44. JURISDICTION

44.1 The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg (or any successor to that division) in regard to all matters arising from the Finance Documents (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute).

44.2 The Parties agree that the courts of South Africa are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

44.3 Notwithstanding Clause 44.1, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

Part I

The Guarantors

	Name of Guarantor	Jurisdiction of Incorporation	Registration number (or equivalent, if any)
1.	Cash Connect Rentals Proprietary Limited	South Africa	2009/007139/07
2.	Deposit Manager Proprietary Limited	South Africa	2010/016889/07
3.	Cash Connect Capital Proprietary Limited	South Africa	2017/029430/07
4.	Main Street 1723 Proprietary Limited	South Africa	2019/300711/07
5.	K2021477132 (South Africa) Proprietary Limited	South Africa	2021/477132/07
6.	K2020 Connect (South Africa) Proprietary Limited	South Africa	2020/263969/07

Part II

The Original Term Lenders

Original Term Lender	Address for Purposes of Clause 32 (Notices)
FirstRand Bank Limited (acting through its Rand Merchant Bank division)	Address: 1 Merchant Place 14th Floor Cnr Fredman Drive and Rivonia Road Sandton, 2196 Email: xxx xxx xxx xxx xxx xxx Attention: Head of Transaction Management - Investment Banking Division

Commitments

Facility A
Original Term Lender	Facility A Commitment
FirstRand Bank Limited (acting through its Rand Merchant Bank division)	ZAR700,000,000

Facility B
Original Term Lender	Facility B Commitment
FirstRand Bank Limited (acting through its Rand Merchant Bank division)	ZAR550,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

Part I
Conditions Precedent to Initial Utilisation

1. OBLIGORS AND SECURITY PROVIDERS

1.1 A copy of the constitutional documents of the Obligors and each other Security Provider.

1.2 A copy of a resolution of the board of directors of the Obligors and each other Security Provider:

1.2.1 approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

1.2.2 authorising it, for all purposes required under sections 45 and 46 of the Companies Act, 2008, to provide the "financial assistance" and to make any "distribution" that may arise as a result of its entry into the Finance Documents to which it is a party;

1.2.3 authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

1.2.4 authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

1.3 A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 in relation to the Finance Documents and related documents.

1.4 A copy of a special resolution duly passed by the holders of the issued shares of each Obligor and each other Security Provider authorising it, for all purposes required under section 45 of the Companies Act, 2008, to provide the "financial assistance" that may arise as a result of its entry into the Finance Documents to which it is a party.

1.5 To the extent required by any other applicable law, and with reference to the constitutional documents of each Obligor and each other Security Provider, a copy of a resolution duly passed by the holders of the issued shares of each Obligor or that Security Provider (as applicable), approving the terms of, and the transactions contemplated by, the Finance Documents to which that Security Provider is a party.

1.6 A certificate of each Obligor and each other Security Provider (signed by a director):

1.6.1 confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on that Obligor or any other Security Provider to be exceeded;

1.6.2 certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

2. FINANCE DOCUMENTS

2.1 An original of each of the following duly entered into by each Party to it:

2.1.1 this Agreement;

2.1.2 the GBF Agreement;

2.1.3 each Transaction Security Document (other than any Transaction Security Document which is to be provided after the Closing Date, namely the Transaction Security Documents referred to in paragraph 3 of Schedule 9 (Transaction Security));

2.1.4 the Funds Flow and Release Agreement;

2.1.5 the Fee Letters;

2.1.6 the K2021 Consent;

2.1.7 the Absa Release Agreement.

2.2 The following documents of title and related Transaction Security Documents:

2.2.1 in relation to shares and other securities that are subject to Transaction Security:

(a) the original share certificates (or applicable certificates of title in respect of other securities);

(b) an original securities transfer form duly executed by the relevant Security Provider (undated and left blank as to the transferee);

(c) a resolution by the directors of each company the shares of which are subject to Transaction Security, acknowledging the pledge and agreeing to give effect to any transfer of shares that may occur as a result;

(d) to the extent required, a duly executed waiver of pre-emptive or similar rights by shareholders who are not members of the Group,

and all other documents of title required to be provided under the Transaction Security Documents.

2.3 A copy of all notices required to be sent, acknowledgements required to be delivered and other documents required to be executed under the Transaction Security Documents, duly executed by the persons party thereto.

2.4 Evidence that each general notarial bond referred to in paragraph 2.5 of Schedule 9 (Transaction Security) has been lodged for registration at the applicable statutory public register.

3. ACQUISITION

3.1 A copy of the Acquisition Documents and evidence that each Acquisition Document is unconditional in accordance with its terms, other than any condition requiring the Facilities Agreement to be unconditional.

3.2 A copy of the shareholders register of each Obligor.

4. LESAKA FINANCING

Evidence that FirstRand Bank Limited (acting through its Rand Merchant Bank division) will provide financing to Lesaka to meet its obligations under the Acquisition Documents, in form and substance satisfactory to Lenders is unconditional in accordance with its terms, other than any condition requiring the Facilities Agreement to be unconditional.

5. LEGAL OPINIONS

The following legal opinions, each addressed to the Facility Agent (for an on behalf of the Finance Parties) and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Facilities.

5.1 A legal opinion of Webber Wentzel, legal advisers to the Facility Agent and the Arranger as to South African law substantially in the form distributed to the Lenders prior to signing this Agreement in respect of the legality, validity and enforceability of the Finance Documents.

5.2 A legal opinion of Cliffe Dekker Hofmeyr, legal advisers to the Borrower as to South African law substantially in the form distributed to the Lenders prior to signing this Agreement in respect of the capacity, powers and authority of the Obligors and Security Providers to enter into and perform their obligations under the Finance Documents.

6. CREDIT APPROVAL

The approval of the credit committees and/or boards of directors of each Lender of the grant of the Facilities to the Borrower under the Finance Documents.

7. KNOW YOUR CUSTOMER REQUIREMENTS

Such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any other Finance Party) to carry out and be satisfied that it has complied with all necessary know your customer or similar identification procedures under applicable laws and regulations (including the Financial Intelligence Centre Act, 2001) pursuant to the transactions contemplated in the Finance Documents.

8. OTHER DOCUMENTS AND EVIDENCE

8.1 Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 13 (Fees), Clause 14.5 (Stamp taxes) and Clause 18 (Costs and expenses) have been paid or will be paid by the Utilisation Date.

8.2 A copy of the Base Case Model.

8.3 Evidence that a management incentive scheme has or will be implemented on terms satisfactory to the Facility Agent.

8.4 Evidence that the board composition of the Obligors is satisfactory to the Facility Agent.

8.5 Evidence that Steven Heilbron has entered into restraints of trade on terms satisfactory to the Facility Agent.

8.6 A copy of any required independent expert's reports on the assets to be acquired under the Acquisition Documents (including, but not limited to, legal and technical due diligence reports).

8.7 A copy, certified by an authorised signatory of the Borrower to be a true copy, of the Original Financial Statements.

8.8 A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

Part II
Conditions Precedent Required to be Delivered by an Additional Obligor

1. An Accession Letter executed by the Additional Obligor and the Borrower.

2. A copy of the constitutional documents of the Additional Obligor.

3. A copy of a resolution of the board of directors of the Additional Obligor:

3.1 approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute, deliver and perform the Accession Letter and any other Finance Document to which it is party;

3.2 if applicable, authorising it, for all purposes required under sections 45 and 46 of the Companies Act, 2008, to provide the "financial assistance" and to make any "distribution" that may arise as a result of the performance of its obligations under the Accession Letter and other Finance Documents to which it is a party;

3.3 authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf;

3.4 authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

3.5 authorising the Borrower to act as its agent in connection with the Finance Documents.

4. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3.

5. A copy of a resolution signed by all the holders of the issued shares of the Additional Obligor:

5.1 authorising it, for all purposes required under section 45 of the Companies Act, 2008 to provide the "financial assistance" that may arise as a result of its entry into the Accession Letter and the Finance Documents to which it is a party; and

5.2 to the extent required, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Obligor is a party.

6. A certificate of the Additional Obligor (signed by a director) confirming that borrowing, guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

7. A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

8. If available, the latest audited financial statements of the Additional Obligor.

9. The following legal opinions, each addressed to the Facility Agent and the Lenders:

9.1 a legal opinion of the legal advisers to the Facility Agent in South Africa, as to South African law in the form distributed to the Lenders prior to signing the Accession Letter in respect of the enforceability of the Accession Letter;

9.2 a legal opinion of the legal advisers to the Additional Obligor in South Africa, as to South African law in the form distributed to the Lenders prior to signing the Accession Letter in respect of the capacity and authority of the Additional Obligor to enter into the Accession Letter and other Finance Documents to which it is party; and

9.3 in relation to any Additional Obligor incorporated in a jurisdiction other than South Africa, a legal opinion from legal counsel in that jurisdiction acceptable to the Facility Agent.

10. Transaction Security Documents duly executed by the Additional Obligor in respect of all Transaction Security it is required to provide in accordance with Schedule 9 (Transaction Security).

11. All documents required to procure registration of the mortgage bonds, special notarial bonds, and general notarial bonds required to be given by the proposed Additional Obligor and set out in Schedule 9 (Transaction Security), including a power of attorney in favour of Webber Wentzel attorneys to pass and register each such Transaction Security Document at the applicable Deeds Registry or other statutory public register.

12. The following documents of title and related documents in relation to shares and other securities that are subject to Transaction Security:

12.1 the original share certificates (or applicable certificates of title in respect of other securities);

12.2 an original securities transfer form duly executed by the relevant Additional Obligor (undated and left blank as to the transferee);

12.3 a resolution by the directors of each company the shares of which are subject to Transaction Security, acknowledging the pledge and agreeing to give effect to any transfer of shares that may occur as a result; and

12.4 all other documents of title required to be provided under the Transaction Security Documents.

13. A copy of all notices required to be sent, acknowledgements required to be delivered and other documents required to be executed under the Transaction Security Documents, duly executed by the persons party thereto.

14. Evidence that each mortgage bond, special notarial bond and general notarial bond required to be given by the proposed Additional Obligor and set out in Schedule 9 (Transaction Security) has been lodged for registration at the applicable statutory public register.

15. All necessary regulatory approvals to the satisfaction of the Facility Agent required for the accession of the Additional Obligor as an Additional Guarantor, as applicable.

16. If the Additional Obligor is not incorporated in South Africa, such documentary evidence as legal counsel to the Facility Agent may require, that such Additional Obligor has complied with any law in its jurisdiction relating to financial assistance or analogous process.

17. A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

SCHEDULE 3

FORM OF UTILISATION REQUEST

From: Cash Connect Management Solutions Proprietary Limited

To: [Facility Agent]

Dated: [●]

Dear Sirs

CASH CONNECT MANAGEMENT SOLUTIONS PROPRIETARY LIMITED
Facilities Agreement dated [●], 2022
(the Facilities Agreement)

1. We refer to the Facilities Agreement.  This is a Utilisation Request.  Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2. We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	[Facility A]/[Facility B]

Amount:	[●] or, if less, the Available Facility

3. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Facilities Agreement is satisfied on the date of this Utilisation Request.

4. The proceeds of this Loan should be credited to [account].

5. This Utilisation Request is irrevocable.

Yours faithfully

…………………………………

authorised signatory for

Cash Connect Management Solutions Proprietary Limited

SCHEDULE 4

REPAYMENT SCHEDULE

Repayment Date [Column 1]	Facility A Repayment Instalment [Column 2]	Facility B Repayment Instalment [Column 3]
31 March, 2026	ZAR0	ZAR31,250,000
30 June, 2026	ZAR0	ZAR31,250,000
30 September, 2026	ZAR0	ZAR31,250,000
31 December, 2026	ZAR0	ZAR31,250,000
31 March, 2027	ZAR0	ZAR37,500,000
30 June, 2027	ZAR0	ZAR37,500,000
30 September, 2027	ZAR0	ZAR37,500,000
Final Maturity Date	ZAR700,000,000	ZAR275,000,000

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To: [●] as Facility Agent

From: [The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)

Dated:

CASH CONNECT MANAGEMENT SOLUTIONS PROPRIETARY LIMITED
Facilities Agreement dated [●], 2022
(the Facilities Agreement)

1. We refer to the Facilities Agreement.  This is a Transfer Certificate.

2. Terms defined in the Facilities Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

3. We refer to Clause 25.5 (Procedure for transfer) of the Facilities Agreement:

3.1 the Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by cession and delegation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 25.5 (Procedure for transfer) of the Facilities Agreement;

3.2 the proposed Transfer Date is [●];

3.3 the address, fax number and attention details for notices of the New Lender for the purposes of Clause 32.2 (Addresses) of the Facilities Agreement are set out in the Schedule.

4. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 25.4.3 (Limitation of responsibility of Existing Lenders) of the Facilities Agreement.

5. The New Lender agrees that it shall assume the same obligations towards each other Finance Party under the Finance Documents as if it had been an Original Term Lender or GBF Lender (as applicable).

6. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

7. This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by South African law.

8. This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

[EXISTING LENDER]

By:

[NEW LENDER]

By:

[FACILITY AGENT]

By:

As Facility Agent and for and on behalf of each of the parties to the Facilities Agreement (other than the Existing Lender and the New Lender).

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]
By:	By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Facilities Agreement by the Facility Agent, and the Transfer Date is confirmed as [●].

[Facility Agent]

By:

SCHEDULE 6

FORM OF ACCESSION LETTER

Accession Letter - Additional Guarantor

To: [●] as Facility Agent (the Facility Agent)

From: [Subsidiary] and Cash Connect Management Solutions Proprietary Limited

[●], 20[●]

Dear Sirs

CASH CONNECT MANAGEMENT SOLUTIONS PROPRIETARY LIMITED
Facilities Agreement dated [●], 2022
(the Facilities Agreement)

1. We refer to:

1.1 the Facilities Agreement;

1.2 [the Subordination Agreement]; and

1.3 the pledge and cession in security dated [●], 2022 between, amongst others, Cash Connect Management Solutions Proprietary Limited (as original cedent) and the Lender (the Obligor Pledge and Cession).

2. This letter (the Accession Letter) shall take effect as an Accession Letter for the purposes of the Facilities Agreement, and the Obligor Pledge and Cession.

3. Terms defined in the Facilities Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

4. With effect from the date of this Accession Letter:

4.1 [Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of:

4.1.1 the Facilities Agreement and the other Finance Documents as an Additional Guarantor pursuant to clause 26.2 (Additional Guarantors) of the Facilities Agreement;

4.1.2 the Obligor Pledge and Cession as an Additional Cedent pursuant to clause [19] (Additional Cedents) of the Obligor Pledge and Cession; and

4.1.3 [the Subordination Agreement as an Additional Subordinated Creditor and an Additional Intergroup Debtor pursuant to clause [15] (Additional Subordinated Creditor or Additional Intergroup Debtor) of the Subordination Agreement;]

4.2 [Subsidiary] pledges to the Finance Parties all its Shares and cedes in securitatem debiti to the Finance Parties all its Secured Property (under and as defined in the Obligor Pledge and Cession), in each case individually and collectively with all the other Secured Property, as continuing general covering collateral security for the due, proper and timeous payment and performance in full of all the Secured Obligations (under and as defined in the Obligor Pledge and Cession), on the terms set out in this Accession Letter (as read with the Obligor Pledge and Cession), which pledge and cession the Finance Parties accept; and

4.3 the Obligor Pledge and Cession will be read and construed for all purposes as if [Subsidiary] had been an original party to the Obligor Pledge and Cession in the capacity of a "Cedent" (but so that the Security created by this accession will be created on the date of this Accession Letter).

5. For purposes of the Obligor Pledge and Cession, any reference to "Secured Property" will include a reference to the following assets of [Subsidiary]:

[insert details of Secured Property]

6. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company with registration number [●].

7. [Subsidiary's] administrative details for the purposes of the Finance Documents are as follows:

Address:

Email:

Fax:

Attention:

9. [Subsidiary] consents to the appointment of the Borrower to act on its behalf as agent in relation to the Finance Documents in accordance with clause 2.4.1 of the Facilities Agreement.

10. This Accession Letter may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Accession Letter.

11. This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by South African law.

For and on behalf of: [Subsidiary]		For and on behalf of: Cash Connect Management Solutions Proprietary Limited

Name:		Name:

Office:		Office:

	(who warrants his authority)		(who warrants his authority)

Accepted by the Facility Agent:

For and on behalf of: [Facility Agent]	For and on behalf of: [Facility Agent]

Name:	Name:

Office:		Office:

	(who warrants his authority)		(who warrants his authority)

SCHEDULE 7

FORM OF COMPLIANCE CERTIFICATE

To: [●] (as Facility Agent)

From: Cash Connect Management Solutions Proprietary Limited (as Borrower)

[●], 20[●]

Dear Sirs

CASH CONNECT MANAGEMENT SOLUTIONS PROPRIETARY LIMITED
Facilities Agreement dated [●], 2022
(the Facilities Agreement)

1. We refer to the Facilities Agreement.  This is a Compliance Certificate.  Terms defined in the Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2. We confirm that as at [relevant testing date] the following financial ratios referred to in clause 22.2 (Financial condition) of the Facilities Agreement were at the levels set out below:

Financial covenant ratio	As calculated	Required	Compliance Y/N
Debt Service Cover
Interest Cover
Leverage Ratio

[Insert details of covenants to be certified].

3. We set out below calculations establishing the figures in paragraph 2:

[●]

4. [We confirm that no Default is continuing.]*

Signed	…………………..	……………………..
	Director	Director
	Cash Connect Management Solutions Proprietary Limited	Cash Connect Management Solutions Proprietary Limited

NOTES:

* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 8

FORM OF EQUITY CURE NOTICE

To: [●] (as Facility Agent)

From: Cash Connect Management Solutions Proprietary Limited (as Borrower)

Dated:

Dear Sirs

CASH CONNECT MANAGEMENT SOLUTIONS PROPRIETARY LIMITED
Facilities Agreement dated [●], 2022
(the Facilities Agreement)

1. We refer to the Facilities Agreement.  This is an Equity Cure Notice.  Terms defined in the Facilities Agreement have the same meaning when used in this Equity Cure Notice unless given a different meaning in this Equity Cure Notice.

2. We propose raising a Cure Amount as follows:

2.1 Quantum of Cure Amount: ZAR[●]

2.2 Date of payment: [●], 20[●]

3. We confirm that as at [relevant testing date]:

3.1 the financial covenants, before taking account of the Cure Amount specified above, were at the levels set out in Column 3 of the table below;

3.2 the financial covenants, after taking account of the Cure Amount specified above, are at the levels set out in Column 4 of the table below:

Financial covenant ratio [Column 1]	Required [Column 2]	As Calculated (before Cure Amount) [Column 3]	As Calculated (after Cure Amount) [Column 4]
Debt Service Cover	[●]:1	[●]:1	[●]:1
Interest Cover	[●]:1	[●]:1	[●]:1
Leverage Ratio	[●]:1	[●]:1	[●]:1

4. We set out below calculations establishing the figures in paragraph 3:

[●]

5. [We confirm that no Default is continuing.]*

Signed	…………………..	……………………..
	Director	Director
	Cash Connect Management Solutions Proprietary Limited	Cash Connect Management Solutions Proprietary Limited

NOTES:

* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 9

TRANSACTION SECURITY

1. The Borrower shall enter into security documents with the Finance Parties, or other Finance Party indicated below, to establish the Security set out below over the assets described below (except to the extent that any such asset is expressly excluded by a Transaction Security Document from the Security created under that agreement):

1.1 a pledge and cession in securitatem debiti of all the shares, securities and other ownership interests it holds, from time to time, together with all its debt claims (on shareholder loan account or otherwise) against any such person;

1.2 a cession in securitatem debiti of all its present and future claims, from time to time, against any person (including its trade debtors);

1.3 a cession in securitatem debiti of all its rights and claims in respect of bank accounts (including all cash balances standing to the credit of those bank accounts), from time to time;

1.4 a cession in securitatem debiti of all insurances taken out by or for the benefit of the Borrower, from time to time, and all the proceeds receivable under those insurances at any time;

2. Each Obligor (other than the Borrower) shall enter into security documents with the Finance Parties, or other Finance Party indicated below, to establish the Security set out below over the assets described below (except to the extent that any such asset is expressly excluded by a Transaction Security Document from the Security created under that agreement):

2.1 a pledge and cession in securitatem debiti of all the shares, securities and other ownership interests it holds, from time to time, (other than those in any subsidiary of Main Street 1723) together with all its debt claims (on shareholder loan account or otherwise) against any such person;

2.2 a cession in securitatem debiti of all its present and future claims, from time to time, against any person (including its trade debtors);

2.3 a cession in securitatem debiti of all its rights and claims in respect of bank accounts (including all cash balances standing to the credit of those bank accounts), from time to time;

2.4 a cession in securitatem debiti of all insurances taken out by or for the benefit of that Obligor, from time to time, and all the proceeds receivable under those insurances at any time;

2.5 general notarial bonds over the movable assets of Cash Connect Rentals, Deposit Manager and Main Street 1723.

3. Lesaka, Luxanio and Ovobix, being the shareholders of the Borrower immediately after the Acquisition, shall enter into a limited recourse second ranking pledge and cession in securitatem debiti with the Finance Parties with effect from the Acquisition Date over all the shares, securities and other ownership interests it holds, from time to time, in the Borrower and K2021, together with all its debt claims (on shareholder loan account or otherwise) against the Borrower and K2021.

SCHEDULE 10

ACCEPTABLE LENDERS

1. SA BANKS

Absa Bank Limited

The Standard Bank of South Africa Limited

Investec Bank Limited

FirstRand Limited

Nedbank Group Limited

2. FINANCIAL INSTITUTIONS

Aluwani Capital Partners Proprietary Limited

Liberty Group Limited

Momentum Metropolitan Holdings Limited

Momentum Metropolitan Life Limited

Old Mutual Life Assurance Company (South Africa) Limited

Old Mutual Limited

Old Mutual Specialised Finance Proprietary Limited

Futuregrowth Limited

Ninety-One SA Proprietary Limited

Stanlib Limited

Ashburton Fund Managers (Pty) Ltd

3. AFFILIATES

Any affiliate, subsidiary or holding company of the banks and financial institutions listed in this Appendix, and any fund or entity managed by any of them or any of their affiliates

SCHEDULE 11

DISCLOSURE SCHEDULE

SIGNATURE PAGE

THE BORROWER

/s/ Naeem Ebrahim Kola

For and on behalf of: Cash Connect Management Solutions Proprietary Limited

Name:	Naeem Ebrahim Kola

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

THE GUARANTORS

/s/ Steven John Heilbron

For and on behalf of: Cash Connect Rentals Proprietary Limited

Name:	Steven John Heilbron

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

THE GUARANTORS

/s/ Steven John Heilbron

For and on behalf of: Deposit Manager Proprietary Limited

Name:	Steven John Heilbron

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

THE GUARANTORS

/s/ Naeem Ebrahim Kola

For and on behalf of: Cash Connect Capital Proprietary Limited

Name:	Naeem Ebrahim Kola

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

THE GUARANTORS

/s/ Steven John Heilbron

For and on behalf of: Main Street 1723 Proprietary Limited

Name:	Steven John Heilbron

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

THE GUARANTORS

/s/ Naeem Ebrahim Kola

For and on behalf of: K2021477132 (South Africa) Proprietary Limited

Name:	Naeem Ebrahim Kola

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

THE GUARANTORS

/s/ Naeem Ebrahim Kola

For and on behalf of: K2020 Connect Proprietary Limited

Name:	Naeem Ebrahim Kola

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

THE MINORITY SHAREHOLDERS

/s/ Naeem Ebrahim Kola

For and on behalf of: Luxanio 227 Proprietary Limited

Name:	Naeem Ebrahim Kola

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

THE MINORITY SHAREHOLDERS

/s/ Naeem Ebrahim Kola

For and on behalf of: Ovobix (RF) Proprietary Limited

Name:	Naeem Ebrahim Kola

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

THE ARRANGER

/s/ Kayleigh Spurway		/s/ Kedy Mazibuko
For and on behalf of: FirstRand Bank Limited (acting through its Rand Merchant Bank division)		For and on behalf of: FirstRand Bank Limited (acting through its Rand Merchant Bank division)

Name:	Kayleigh Spurway	Name:	Kedy Mazibuko

Office:	Authorised	Office:	Authorised

	(who warrants his authority)		(who warrants his authority)

SIGNATURE PAGE

THE FACILITY AGENT

/s/ Kayleigh Spurway		/s/ Kedy Mazibuko
For and on behalf of: FirstRand Bank Limited (acting through its Rand Merchant Bank division)		For and on behalf of: FirstRand Bank Limited (acting through its Rand Merchant Bank division)

Name:	Kayleigh Spurway	Name:	Kedy Mazibuko

Office:	Authorised	Office:	Authorised

	(who warrants his authority)		(who warrants his authority)

SIGNATURE PAGE

THE ORIGINAL TERM LENDER

/s/ Kayleigh Spurway		/s/ Kedy Mazibuko
For and on behalf of: FirstRand Bank Limited (acting through its Rand Merchant Bank division)		For and on behalf of: FirstRand Bank Limited (acting through its Rand Merchant Bank division)

Name:	Kayleigh Spurway	Name:	Kedy Mazibuko

Office:	Authorised	Office:	Authorised

	(who warrants his authority)		(who warrants his authority)

SIGNATURE PAGE

THE GBF LENDER

/s/ Kayleigh Spurway		/s/ Kedy Mazibuko
For and on behalf of: FirstRand Bank Limited (acting through its Rand Merchant Bank division)		For and on behalf of: FirstRand Bank Limited (acting through its Rand Merchant Bank division)

Name:	Kayleigh Spurway	Name:	Kedy Mazibuko

Office:	Authorised	Office:	Authorised

	(who warrants his authority)		(who warrants his authority)